UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SOTERA HEALTH COMPANY

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Sotera Health 2022 Proxy Statement and Notice of Annual Meeting of Stockholders

United by Our Mission, Driven by Our Values Sotera Health Company (Nasdaq: SHC) is a leading global provider of mission-critical end-to-end sterilization solutions, lab testing and advisory services for the healthcare industry. The name Sotera Health was inspired by Soteria, the Greek goddess of safety, and reflects the Company’s unwavering commitment to its mission, Safeguarding Global Health®. 3,000+ employees Our Best-In-Class Businesses Sterigenics® Provider of mission-critical and government-mandated sterilization services ~5,500 customers in 50+ countries Nordion® Global leader in supply of Cobalt-60, the key input for gamma sterilization 50 sterilization facilities Nelson Labs® Provider of mission-critical medical device and pharmaceutical lab testing and advisory services 15 lab and advisory service locations 800+ laboratory tests Our Values Safety People Customer Focus Integrity Excellence

Safeguarding Global Health® Sotera Health - we are over 3,000 employees united each and every day by our mission, Safeguarding Global Health. The integrity, safety and excellence of our sterilization and lab testing services are at the heart of countless healthcare experiences and touch the lives of millions across the globe. You’ll find us at the start of something new. We help to protect the most vulnerable among us since their first breath. We sterilize and test: Feeding tubes and bags Breathing apparatuses and masks You’ll find us where people overcome obstacles and run another mile. We sterilize and test: Orthopedic implants for knees, hips, shoulders Cardiovascular implants, such as pacemakers and stents We are found where testing is done and discoveries are made. We sterilize and test: Syringes, needles and alcohol wipes Vials and stoppers that contain vaccines, including for COVID-19 Personal Protective Equipment, such as masks and gloves We bolster trust and confidence - from providing radiation to attack brain and breast cancer to sterilizing and testing products used to deliver cancer-fighting drugs. Radiation to treat brain and breast cancer Drug administration and infusion sets Sterile bandages and alcohol prep pads Many things on you, in you and around you in a healthcare setting have been sterilized and/or tested by Sotera Health – to ensure that healthcare is consistently and reliably safe every day.

LETTER FROM THE CHAIRMAN OF THE BOARD

MICHAEL B. PETRAS, JR. CHAIRMAN AND CEO

Dear Fellow Stockholders:

The year 2021 once again tested our resilience as a global community. We are extremely grateful for the steadfast commitment of frontline healthcare workers and our own Sotera Health employees for their unwavering commitment to our mission, Safeguarding Global Health®. We are more aware than ever of how precious human life, health and safety are to us, both personally and professionally. While these continued challenges tested our strength and our collective ability to remain agile, the critical role Sotera Health plays in global healthcare has never been clearer.

As such, the Board, Executive Team and I are appreciative of our approximately 3,000 employees around the world who demonstrated flexibility and perseverance. While our Company, our customers and the world will face new demands, I have the utmost confidence in the future of Sotera Health.

In looking back, it was another year of growth for Sotera Health and I am proud of what we accomplished. In 2021, we completed our first full year as a public company. Although the past year was certainly one of the most challenging years in our Company’s history, the decades of hard work by our entire global team is reflected in our Company’s achievements, which include:

•	Being a global leader in providing mission-critical end-to-end sterilization solutions and lab testing and advisory services for the healthcare industry;

•	Maintaining a relentless focus on our mission, Safeguarding Global Health® while nurturing a values-driven culture of safety, customer focus, people, integrity and excellence;

•	Growing our Company organically by investing in facility expansions and enhancements aligned with customer growth opportunities;

•	Strategically deploying capital for bolt-on acquisitions to grow inorganically;

•	Launching our Environmental, Social and Governance (“ESG”) strategy with oversight and engagement by our Board; and

•	Demonstrating revenue growth every year since 2005.

In the past year, I have appreciated the opportunity to meet and speak with so many of our stockholders. Thank you for taking the time to allow us to share more information with you about Sotera Health. Our Company, with Board oversight, is committed to our ESG efforts. As an organization, we will disclose our ESG progress now and in the future, as evidenced in this Proxy Statement. Later in 2022, you can expect to see Sotera Health’s first ESG report.

In summary, on behalf of the Board and our Executive Team, we are deeply grateful to our employees, our customers, and our partners for your ongoing support in 2021. To our investors, we thank you for your continued belief and investment in Sotera Health. We invite you to share your perspectives with us throughout the year and we will strive to live up to, and exceed, your expectations.

Michael B. Petras, Jr.

Chairman of the Board

and Chief Executive Officer

Sotera Health Company 9100 South Hills Blvd, Suite 300 Broadview Heights, Ohio 44147

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Place	Record Date

Thursday, May 26, 2022 9:00 a.m., Eastern Daylight Time

Virtual

The 2022 Annual Meeting of Stockholders will be a virtual meeting held online at www.virtualshareholdermeeting.com/SHC2022 via a live audio webcast. You will be able to vote and submit questions online through the virtual meeting platform during the Annual Meeting. You will not be able to attend the Annual Meeting in person. Please see “Virtual Annual Meeting” on page 2 for additional information. We are committed to ensuring that stockholders who attend the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

April 1, 2022 Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and vote at, the Annual Meeting.

Items of Business

∎	To elect Ruoxi Chen, David A. Donnini, and Ann R. Klee as our Class II directors, each to serve a three-year term.

∎	To approve, on an advisory basis, the frequency of future advisory votes to approve our named executive officers’ compensation.

∎	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2022.

∎	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board recommends you vote (1) FOR the election of the three nominees for directors named in this Proxy Statement, (2) for a say-on-pay vote every ONE YEAR, and (3) FOR the ratification of our independent auditors.

Your vote is important to us. You may vote via the Internet or by telephone, or if you requested to receive printed proxy materials, by signing, dating and returning your proxy card. If you are voting via the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern Daylight Time, on Wednesday, May 25, 2022. For specific voting instructions, please refer to the information provided in this Proxy Statement, together with your proxy card or the voting instructions you receive by e-mail or that are provided via the Internet.

If you received a Notice of Internet Availability of Proxy Materials on how to access the proxy materials via the Internet, a proxy card was not sent to you, and you may vote only via the Internet, unless you have requested a paper copy of the proxy materials, in which case, you may also vote by telephone or by signing, dating and returning your proxy card. Shares of Sotera Health common stock cannot be voted by marking, writing on and returning the Notice of Internet Availability of Proxy Materials. Any Notices of Internet Availability of Proxy Materials that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability of Proxy Materials.

By order of the Board of Directors,

Terrence G. Hammons, Jr.

Secretary

April 14, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 26, 2022. Our Proxy Statement and Annual Report to Stockholders are being made available on or about April 14, 2022 at www.proxyvote.com. We are providing access to our proxy materials over the Internet under the rules adopted by the Securities and Exchange Commission (“SEC”).

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Proxy Statement Summary

Annual Meeting of Stockholders

PROXY STATEMENT SUMMARY

Your proxy is being solicited on behalf of the board of directors (“Board”) of Sotera Health Company (“Sotera Health”, the “Company”, “we”, “us” or “our”) to vote at the 2022 Annual Meeting of Stockholders (“Annual Meeting”). We are making this Proxy Statement available to stockholders beginning on April 14, 2022. This summary represents only selected information. We encourage you to read the entire Proxy Statement before voting.

Annual Meeting of Stockholders

Time and Date	Thursday, May 26, 2022 at 9:00 a.m., Eastern Daylight Time

Place

The Annual Meeting will be a virtual meeting held online at www.virtualshareholdermeeting.com/SHC2022 via a live audio webcast. You will not be able to attend the Annual Meeting in person. Please see “Virtual Annual Meeting” on the following page for additional information.

Record Date	April 1, 2022

Voting

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and vote at, the Annual Meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Attendance	Stockholders and their duly appointed proxies may attend the meeting.

Proposals and Board Recommendations

Proposal	Description	Board Voting Recommendation

1. Election of directors	Election of Ruoxi Chen, David A. Donnini, and Ann R. Klee as Class II directors to serve a three-year term	FOR these nominees

2. Frequency of future say-on-pay votes	Frequency of future advisory votes to approve our named executive officers’ compensation	hold a say-on-pay vote every ONE YEAR

3. Ratification of appointment of independent auditors	Ratification of the appointment of Ernst & Young LLP as our independent auditors for 2022	FOR

Information on Director Nominees

Information about the three nominees for Class II directors, as of April 1, 2022, is included below. Our Nominating and Corporate Governance Committee reviewed the individual director attributes and contributions of each of the nominees

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Proxy Statement Summary

Information on Director Nominees

(without involvement in the review or discussion of his or her own attributes or contributions), and the Board recommends that stockholders vote FOR the election of each of these nominees.

Name and Occupation	Age	Director Since (1)	Independent	Committees

Ruoxi Chen Managing Director, Warburg Pincus LLC	38	2020	✓	Nominating & Corporate Governance

David A. Donnini Managing Director, GTCR, LLC	56	2015	✓	Nominating & Corporate Governance

Ann R. Klee Former Executive Vice President of Business Development & External Affairs, Suffolk Construction	60	2020	✓	Nominating & Corporate Governance (Chair); Audit Committee

1.	Year in which director began service as a Company director or a member of Topco Parent’s (as defined below) board of managers.

Virtual Annual Meeting

The Annual Meeting will be held exclusively online, in a virtual format through a live audio webcast. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on April 1, 2022, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/SHC2022, you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or the voting instructions you receive by email. Stockholders may vote their shares electronically during the Annual Meeting through the virtual meeting platform; for more information on how to vote your shares please see “Questions and Answers About the Proxy Statement and Our 2022 Annual Meeting of Stockholders” on the following page.

We are committed to ensuring that stockholders who attend the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Stockholders will be able to submit questions to Sotera Health’s management and directors online during the Annual Meeting using the virtual meeting platform and we will answer as many properly submitted questions as possible.

The Annual Meeting webcast will begin promptly at 9:00 a.m., Eastern Daylight Time, on May 26, 2022. Online access and check-in will begin approximately 15 minutes prior to the 9:00 a.m. start time. We encourage you to access the meeting prior to the start time to allow ample time for check-in procedures. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call 844-986-0822 (US) or 303-562-9302 (International). If there are any technical issues in convening or hosting the meeting, we plan to promptly post information to our investor relations website, https://investors.soterahealth.com/, including information on when the meeting will be reconvened.

2022 Notice and Proxy Statement	2

Questions and Answers About the Proxy Statement and Our 2022 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT AND OUR 2022 ANNUAL MEETING OF STOCKHOLDERS

Q:	Why am I receiving these materials?

A:

The Board is providing these materials to you in connection with its solicitation of proxies for use at the Company’s Annual Meeting. The Annual Meeting will be held on Thursday, May 26, 2022. The Annual Meeting will be held online at www.virtualshareholdermeeting.com/SHC2022 via a live audio webcast. Stockholders are invited to attend the Annual Meeting via the live audio webcast and to vote on the proposals described in this Proxy Statement.

These proxy materials are being provided on or about April 14, 2022 to all stockholders of record of Sotera Health as of April 1, 2022.

Q:	What information is contained in these materials?

A:

This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, the voting process and procedures, and information you may find useful in determining how to vote.

If you requested to receive printed proxy materials, these materials also include an accompanying proxy card. If you received more than one proxy card, this generally means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy card or, if you vote via the Internet or by telephone, vote once for each proxy card you receive to ensure that all of your shares are voted.

Q:	What proposals will be voted on at the Annual Meeting? What are the Board’s recommendations?

A:	The following table describes the proposals to be voted on at the Annual Meeting and the Board’s voting recommendations:

Proposal	Description	Board Voting Recommendation

1. Election of directors	Election of Ruoxi Chen, David A. Donnini, and Ann R. Klee as Class II directors to serve a three-year term	FOR these nominees

2. Frequency of future say-on-pay votes	Frequency of future advisory votes to approve our named executive officers’ compensation	hold a say-on-pay vote every ONE YEAR

3. Ratification of appointment of independent auditors	Ratification of the appointment of Ernst & Young LLP as our independent auditors for 2022	FOR

At the time this Proxy Statement was mailed, we were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the notice accompanying this Proxy Statement.

Q:	What is the record date? How many shares are entitled to vote?

A:

Stockholders who own Sotera Health common stock at the close of business on April 1, 2022, the record date, are entitled to vote at the Annual Meeting. On the record date, there were 282,817,234 shares of Sotera Health common

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Questions and Answers About the Proxy Statement and Our 2022 Annual Meeting of Stockholders

stock outstanding. Each share of Sotera Health common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Sotera Health stockholders hold their shares as beneficial owners (through a broker, bank, or other nominee) rather than as a stockholder of record (directly in their own name).

Stockholders of Record. If your shares of Sotera Health common stock are registered directly in your name with Sotera Health’s transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to Sotera Health or to vote electronically at the Annual Meeting. If you requested printed proxy materials, we have enclosed an accompanying proxy card for you to use. You may also submit voting instructions via the Internet or by telephone by following the instructions on the accompanying proxy card, as described below under “How can I vote my shares?”

Beneficial Owners. If your shares of Sotera Health common stock are held in a brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. However, because you are not the stockholder of record, you may not vote these shares electronically at the Annual Meeting, unless you follow the instructions from your broker, bank or other nominee. Your broker, bank, or other nominee has included a voting instruction form for you to use to direct them how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them.

Q:	Can I attend the Annual Meeting?

A:

Sotera Health stockholders on the record date or their legal proxy holders may attend the Annual Meeting online at www.virtualshareholdermeeting.com/SHC2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials.

Q:	How can I vote my shares?

A:

You may vote over the Internet, by telephone, by mail, or electronically at the Annual Meeting. Votes submitted by telephone or over the Internet must be received by 11:59 p.m., Eastern Daylight Time, on Wednesday, May 25, 2022, unless otherwise indicated.

Voting over the Internet. To vote over the Internet, please follow either the instructions included on your proxy card or the voting instructions you receive by e-mail or that are being provided via the Internet. You will be asked to provide the 16-digit control number on your Notice of Internet Availability or Voting Instruction Form. If you vote over the Internet, you do not need to complete and mail a proxy card.

Voting by Telephone. To vote by telephone, dial 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the 16-digit control number on your Notice of Internet Availability or Voting Instruction Form. If you vote by telephone, you do not need to complete and mail a proxy card.

Voting by Mail. If you have requested printed proxy materials, you may vote by mail by signing the proxy card and returning it in the prepaid and addressed envelope enclosed with the proxy materials. By signing and returning the proxy card, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Annual

2022 Notice and Proxy Statement	4

Questions and Answers About the Proxy Statement and Our 2022 Annual Meeting of Stockholders

Meeting so that your shares of Sotera Health common stock will be voted if you are unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Your printed proxy materials may also indicate methods whereby you may vote by telephone or over the Internet instead of signing, dating and returning the proxy card by mail.

Voting Electronically at the Meeting. If you attend the virtual Annual Meeting and plan to vote electronically at the Annual Meeting, you can vote by following the instructions provided when you log in to the online virtual Annual Meeting platform. If you are a stockholder of record, you have the right to vote electronically at the Annual Meeting. If you are the beneficial owner of shares held in street name, you may also vote electronically at the Annual Meeting if you follow the instructions from your broker, bank or other nominee to vote those shares.

Q:	Can I change my vote or revoke my proxy?

A:	If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the Annual Meeting. To change your vote or revoke your proxy, you must:

•	Sign and return a later-dated proxy card, or enter a new vote over the Internet or by telephone; or

•

Provide written notice of the revocation to Sotera Health’s Corporate Secretary at: Sotera Health Company, Attention: Terrence G. Hammons, Jr., Secretary, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147, before the proxies vote your shares at the Annual Meeting; or

•	Attend the virtual Annual Meeting and vote electronically at the meeting.

If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

Only the latest validly-executed proxy that you submit will be counted.

Q:	What is the quorum requirement for the Annual Meeting?

A:

A majority of the outstanding shares entitled to vote as of the record date must be present at the Annual Meeting to constitute a quorum and in order to conduct business at the Annual Meeting. Your shares of Sotera Health common stock are counted as present if you vote in person at the Annual Meeting, over the Internet, by telephone, or by submitting a properly executed proxy card by mail.

Abstentions and broker non-votes are counted as present for the purpose of determining a quorum.

Q:	How are votes counted?

A:

Proposal 1: Election of Directors. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of the director nominees. If you elect to abstain from voting on the election of directors, the abstention will not have any effect on the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. In accordance with our corporate governance guidelines, because the election of directors at the Annual Meeting is uncontested, a director nominee must receive more votes cast “FOR” than “AGAINST” his or her election in order to be elected.

Proposal 2: Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation. You may vote to have such advisory votes every “1 YEAR,” “2 YEARS,” “3 YEARS,” or you may “ABSTAIN”. The frequency that receives the most votes will be considered the advisory vote of our stockholders. If you elect to abstain from this proposal, the abstention will not have any effect on the advisory vote.

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Questions and Answers About the Proxy Statement and Our 2022 Annual Meeting of Stockholders

Proposal 3: Ratification of Ernst & Young LLP. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022. If you elect to abstain from this proposal, the abstention will have the same effect as an “AGAINST” vote with respect to such proposal. The affirmative vote of the holders of not less than a majority of the outstanding common stock entitled to vote and present, in person or by proxy, at the meeting is required.

If you are a stockholder of record and you sign and return your proxy card without giving specific voting instructions, your shares will be voted on the proposals as recommended by our Board and in accordance with the discretion of the persons named on the proxy card with respect to any other matters that may properly come before the Annual Meeting.

If your shares are held in street name and you do not instruct your broker on a timely basis on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only the ratification of Ernst & Young LLP as our independent registered public accounting firm is a routine matter. Without your voting instructions, your brokerage firm cannot vote your shares on Proposal 1 or Proposal 2. These unvoted shares, called “broker non-votes,” refer to shares held by brokers who have not received voting instructions from their clients and who do not have discretionary authority to vote on non-routine matters. Broker non-votes are not considered entitled to vote on non-routine proposals. Broker non-votes will not have an effect on the outcome of the election of any director nominee or on the frequency of future advisory votes on named executive officer compensation.

Q:	Who will count the votes? Where can I find the voting results of the Annual Meeting?

A:

Votes will be tabulated by an inspector of elections appointed for the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting. Final voting results will be reported in a Current Report on Form 8-K, which will be filed with the SEC following the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	Sotera Health will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials in the mail?

A:

In accordance with SEC rules, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On April 14, 2022, we commenced mailing a Notice of Internet Availability to our stockholders (other than those who had previously requested electronic or paper delivery) containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice of Internet Availability also instructs you on how to vote over the Internet.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

2022 Notice and Proxy Statement	6

Questions and Answers About the Proxy Statement and Our 2022 Annual Meeting of Stockholders

Q:	I share an address with another stockholder and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

A:

Under a practice approved by the SEC called “householding,” stockholders who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one mailed copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to receive individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate paper copy of these materials, please contact the Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

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Our Corporate Responsibility

OUR CORPORATE RESPONSIBILITY

At Sotera Health, our mission is Safeguarding Global Health®. Across our businesses, we provide mission-critical, end-to-end sterilization solutions, lab testing and advisory services for the healthcare industry. Our purpose ultimately is greater than our products and services — our integrity, the safety and excellence of our people, and our customer focus are at the heart of countless healthcare experiences that touch the lives of millions across the globe.

Our products and services serve broad human health and well-being needs. Whether providing critical inputs for vaccine production, preventing infection across a broad range of medical and pharmaceutical products, verifying the legitimacy of a product’s testing, or providing a variety of other services, we strive every day to live our commitment to United Nations Sustainable Development Goal #3, which is to ensure healthy lives and promote well-being for people around the world. That’s why our ESG strategy is integral to our mission.

Throughout this Proxy Statement, we are proud to report on our ESG activities and initiatives to our stockholders. Whether it is through our actions to advance an inclusive culture where all employees can thrive or our industry-leading approach to environmental, health and safety (“EHS”) initiatives, our recent progress is only the beginning of a multi-year strategy to coordinate, drive and communicate more broadly about our ESG activities. Disclosures regarding many of our governance practices and initiatives appear elsewhere in this Proxy Statement. Below are some highlights of our overall ESG strategy, including information about our progress on our corporate responsibility initiatives since the beginning of 2021.

ENVIRONMENTAL HIGHLIGHTS

•  We are undertaking EHS initiatives and tracking key EHS metrics across all Sotera Health business units and facilities, including both proactive leading metrics and lagging EHS performance metrics. Proactive metrics include safety improvement reporting and timely closure of EHS corrective actions. These initiatives and metrics are being implemented across Nelson Labs, Nordion and Sterigenics.

•  Nordion and Sterigenics facilities have robust EHS Management systems based on the requirements of ISO 14001 (environmental management) and/or ISO 45001 (occupational health and safety) standards.

•  Nelson Labs has a strong EHS program in place at its legacy laboratories. We are in the process of expanding this program to meet ISO requirements and harmonizing across all lab locations, including recent acquisitions.

•  We are consolidating the EHS management systems of the three separate business units into a corporate EHS program.

•  We are the only vertically integrated global provider of climate-friendly gamma sterilization products and services, through Nordion and Sterigenics. Gamma energy from Cobalt-60 (“Co-60”) sources, which are produced in established nuclear power plants, does not result in direct carbon emissions.

•  Nordion works with nuclear power plants to produce Co-60 for human health and well-being needs while these power plants also produce climate-friendly electricity.

•  Nordion is fostering further climate-friendly Co-60 supply through its efforts to expand and diversify Co-60 supply at established nuclear power plants.

•  Nordion has an innovative program for recycling Co-60 sealed sources, which reduces waste and allows Co-60 sources to be safely reused in sterilization service. Nordion is also developing metrics to track the amount of cobalt recycled each year through this program.

•  We are developing a consistent tracking process for energy and water usage from our Sotera Health facilities across the globe.

•  Sterigenics recycles over 90% of the ethylene glycol byproduct produced in its U.S. ethylene oxide (“EO”) facilities.

•  Sterigenics is investing tens of millions of dollars in emission control enhancements at EO facilities to further reduce emissions beyond already safe levels. In addition, Sterigenics has a history of enhancing work practices and emission controls with the aim of reducing EO emissions.

•  We have developed enhanced stakeholder communications to provide more information on EO and to dispel misunderstandings around EO risks. This information can we found on our website:
https://investors.soterahealth.com/ethylene-oxide-eo-overview.

•  Sterigenics has completed third-party sustainability assessments for nearly 40% of its facilities.

•  Sterigenics’ 3R+ (Reduce, Reuse, Reclaim) Program aims to work with customers to reduce EO usage while continuing to provide life-saving infection-prevention resources.

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Our Corporate Responsibility

SOCIAL HIGHLIGHTS

•  We have a robust Employee Training and Development Program, which offers thousands of courses that were completed by employees across the globe in 2021.

•  We have a comprehensive Performance Management System for all employees with nearly all employees completing self-evaluations and receiving performance appraisals from their managers.

•  We launched our Diversity, Equity and Inclusion (“DE&I”) Council, chaired by our CEO, and rolled out DE&I programming, which includes Unconscious Bias training for all new employees and continued additional training for Managers and above.

•  We held Time of Understanding conversations with all global employees focused on how each team member could contribute to creating a more inclusive environment. Our 2022 Time of Understanding conversations will focus on being more open minded and culturally sensitive to create greater inclusion.

•  We implemented Gender and Ethnic diversity metric tracking across the entire Sotera Health organization and are focusing on improving diversity in management and senior leadership positions (Vice President and above).

•  We launched the Sotera Health Women’s Network, our first Global Employee Resource Group (“ERG”) to complement individual business unit ERGs.

•  We conducted a wage-gap gender and ethnicity (pay equity) analysis.

•  We conducted a broad employee engagement survey to assess and promote employee well-being.

•  We engaged with many of the communities in which we operate through participation in community events. We also supported charitable causes more broadly though our over 150 sponsorships and donations, including a recent donation of $100,000 to the Global Giving Ukraine Crisis Relief Fund.

•  Nordion has annual public outreach programs, positively impacting the local communities in which it operates. In 2021, for example, Nordion:

•  Offered community members an online Nordion Virtual Tour of its Ottawa, Ontario campus, and hosted a virtual community event for community members, sending out invitations to the local community, community leaders, community associations and indigenous groups.

•  Collaborated with a Canadian nuclear power plant operator on engagement with indigenous groups.

•  Our global supplier program allows us to periodically review and audit critical suppliers with the aim of promoting compliance with our Supplier Code of Business Ethics and Conduct and other applicable policies and procedures.

•  We have an active safety-first program across all of our facilities. In support of this safety culture, Sotera Health has a goal to implement one proactive safety improvement each year per employee.

•  We continue to work with governments, communities and industry partners to combat COVID, which includes validating established disinfection test methods against new COVID variants and launching the Nelson Labs Mark, a product testing verification program.

9

Our Corporate Responsibility

GOVERNANCE HIGHLIGHTS

•  We have active oversight of our ESG practices and policies by our Nominating and Corporate Governance Committee (“Governance Committee”) and Board of Directors. Our Governance Committee chair has deep expertise in ESG, including corporate and government environmental expertise. In addition, ESG is a standing item on the Board’s annual agenda.

•  We have many leading governance practices, including:

•  Annual reviews of Board independence;

•  Annual Board and Board committee self-evaluations;

•  Regular Board sessions of non-employee directors without management present;

•  Majority vote for election of directors in uncontested elections; and

•  All Board members (excluding the CEO) and committee members meet Nasdaq independence standards.

•  Our management also engages in outreach to investors on a range of topics, including ESG matters, and our Board considers feedback from this investor engagement on ESG and other topics.

•  We have stock ownership guidelines applicable to our executives and directors, underscoring the alignment of management investment in the business with equity investors’ interests.

•  We have clearly defined compensation practices, including:

•  Compensation program based on best practices and good corporate governance policies and procedures, including an articulated pay for performance philosophy;

•  Independent compensation consultant provides advice and assistance to the Leadership Development and Compensation Committee regarding compensation best practices and market trends for executives and directors, including executive compensation risk considerations;

•  Prohibition on hedging and pledging Company stock applicable to executives and directors; and

•  No tax gross-ups (other than customary reimbursement of relocation expense).

•  Our management’s compensation is also tied to ESG-related performance.

•  The annual assessment of each individual executive’s performance includes a review of individual performance against our values, which are fundamental to our ESG initiatives.

•  We evaluate employees who participate in our annual incentive plan generally for performance relative to our values.

•  Our directors represent diverse backgrounds and experiences. Currently, our 10 serving directors self-identify as follows: two are women, one is Asian, one is African American, and one is a member of the LGBTQ+ community. The broad range of ages (38 to 64) represented by our directors brings experience and relatable current perspectives to our Board discussions.

•  Our Audit Committee and Board oversee our enterprise risk management (“ERM”) program, through which we assess our significant risk exposures and the steps our management team takes to monitor and control these risks. Our ERM program includes the review of risks around supply chain, geopolitical, regulatory, EHS, cybersecurity, legal proceedings, human capital management, anti-corruption, and other areas.

2022 Notice and Proxy Statement	10

Board Composition, Nominations Process and Director Qualifications

Board Composition

BOARD COMPOSITION, NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Board Composition

On November 24, 2020, we completed our initial public offering (“IPO”). Pursuant to the terms of the corporate reorganization that was completed in connection with our IPO, our predecessor, Sotera Health Topco Parent, L.P. (“Topco Parent”), distributed shares of Sotera Health common stock to its partners, including investment funds and entities affiliated with Warburg Pincus LLC (“Warburg Pincus”) and GTCR, LLC (“GTCR” and, together with Warburg Pincus, the “Sponsors”), in accordance with the limited partnership agreement of Topco Parent.

Our business and affairs are managed under the direction of the Board. Our Board currently consists of ten members, seven of whom were members of Topco Parent’s board of managers (“Board of Managers”) and elected to our current Board in connection with our IPO. Each of the ten current members were elected to our Board in compliance with the provisions of the stockholders’ agreement (“Stockholders’ Agreement”), entered into in connection with our IPO among our Company and certain holders of our common stock. Six of our ten directors were designated by our Sponsors. In particular, Warburg Pincus designated Mr. Chen, Ms. Geveda and Mr. Neary, and may designate up to two additional directors, for election to our Board, and GTCR designated Messrs. Cunningham, Donnini and Mihas for election to our Board.

In accordance with the terms of our amended and restated certificate of incorporation, effective as of the 2021 Annual Meeting of Stockholders, the Board determined to increase the size of the Board from nine to ten members, and increase the number of directors in Class I from three to four. Upon his election at the 2021 Annual Meeting of Stockholders, Dr. Wheadon joined our Board in Class I, with a term expiring at the Annual Meeting of Stockholders in 2024.

Each of the three current members of Class II will stand for election at the Annual Meeting. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal. The following table provides summary information, as of April 1, 2022, about each director, including the three nominees for election at the Annual Meeting. Additional information about each directors’ background and experience can be found in the sections “Board Experience and Skills”, “Board Diversity” and “Proposal 1 — Election of Directors”.

Members of the Board and Committees
Name	Age	Class and Year in Which Current Term Will Expire	Director Since (1)	Independent	Audit Committee	Leadership Development & Compensation Committee	Nominating & Corporate Governance Committee

Nominees for Election

Ruoxi Chen	38	Class II — 2022	2020	Yes			✓

David A. Donnini	56	Class II — 2022	2015	Yes			✓

Ann R. Klee	60	Class II — 2022	2020	Yes	✓		C

Continuing Directors

Sean L. Cunningham	46	Class III — 2023	2015	Yes			✓

Stephanie M. Geveda(2)	42	Class III — 2023	2015	Yes

Vincent K. Petrella	61	Class III — 2023	2020	Yes	C

Constantine S. Mihas	55	Class I — 2024	2015	Yes		✓

James C. Neary	57	Class I — 2024	2015	Yes		C

Michael B. Petras, Jr. Chairman and CEO	54	Class I — 2024	2016	No

David E. Wheadon	64	Class I — 2024	2021	Yes	✓		✓

1. Year in which director began service as a Company director or a member of Topco Parent’s Board of Managers.	✓ Member
2. Ms. Geveda resigned from the Audit Committee effective November 1, 2021 to ensure the Company’s ongoing compliance with applicable independence standards for Audit Committee membership.	C Committee Chair

11

Board Composition, Nominations Process and Director Qualifications

Board Skills, Experience and Attributes

Board Skills, Experience and Attributes

Our Board is comprised of a group of individuals with diverse skills, experience and attributes, which provides us with a wide range of perspectives and judgment necessary to guide our strategies, monitor their execution, and advance the interests of our stockholders. As described in further detail in “Director Nominee Criteria and Process”, our Governance Committee regularly evaluates the composition of our Board. The table below summarizes several of the key characteristics of each of our directors relevant to their Board service. The table is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to our Board.

	Healthcare/ MedTech	Finance	International	Legal/ Regulatory	Technology & Science	ESG	C-Suite/ Operations	Strategy	Diversity (1)	Service on Other Public Company Boards
Name

Chen										—

Cunningham										1

Donnini										1

Geveda										—

Klee										1

Mihas										1

Neary										1

Petras										—

Petrella										2

Wheadon										2

1.	Diversity of gender and race or ethnicity. Mses. Geveda and Klee have self-identified as women; Mr. Chen has self-identified as Asian, and Dr. Wheadon has self-identified as African American or Black.

As further described in “Director Nominee Criteria and Process”, all directors and director nominees demonstrate integrity, strength of character and judgment, business experience, specific areas of expertise, and the ability to devote adequate time and effort to Board responsibilities. Additional information regarding the skills, experience and attributes of each of the three nominees for election as a director at the Annual Meeting, and for each of the continuing members of our Board, is included in directors’ individual biographies on the following pages.

2022 Notice and Proxy Statement	12

Board Composition, Nominations Process and Director Qualifications

Board Diversity

Board Diversity

Our Board composition reflects our commitment to diversity. Currently, of the ten directors on our Board, two have self-identified as women, one has self-identified as Asian, one has self-identified as African American or Black, one has self-identified as a member of the LGBTQ+ community, and our directors range in age from 38 to 64. We value diversity and are committed to achieving a mix of Board members that represent a diversity of skills, experience and backgrounds, including with respect to age, gender identity, sexual orientation, race and ethnicity.

1.	The Nordion Pricing Committee is not a standing committee of the Board and does not have a chair. See “Nordion Pricing Committee” on page 26.

13

Board Composition, Nominations Process and Director Qualifications

Board Diversity

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Listing Rule 5606, as self-disclosed by our directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix as of April 14, 2022
Total Number of Directors 10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	0

Director Nominee Criteria and Process

The Governance Committee is responsible for identifying and screening candidates, for developing and recommending candidates to the Board, for evaluating candidates recommended or nominated by stockholders, for recommending to the Board all nominees for election to the Board at the annual meeting of stockholders, and for recommending any other action with respect to candidates nominated by stockholders. The Governance Committee’s recommendations must be consistent with our organizational documents and applicable law, as well as the Company’s obligations under our Stockholders’ Agreement. See “Corporate Governance — Structure and Role of the Board of Directors — Certain Sponsor Rights”. In evaluating candidates, the Board seeks individuals of high integrity and good judgment who have a record of accomplishment in their chosen fields, and who display the independence of mind and strength of character to effectively represent the best interests of all stockholders and provide practical insights and diverse perspectives. As described above in “Board Diversity”, the Board values diversity and seeks to achieve a mix of Board members that represent a diversity of skills, experience and background, including with respect to age, gender identity, sexual orientation, race and ethnicity.

Our Governance Committee reviews with our Board, on an annual basis, the independence, skills, experience and background of Board members, and the experience, skills and background of the Board as a whole, in determining whether to recommend incumbent directors for re-election. In identifying potential new candidates for Board membership, the Governance Committee considers recommendations from directors, stockholders, management, and from time to time it will engage executive search firms to assist in the identification of qualified candidates.

Once potential director candidates are identified, the Governance Committee begins an extensive evaluation process. The evaluation and selection of qualified directors is a complex process that involves the consideration of many factors, including the needs of our Board at that time. In addition to those qualifications necessary to meet the requirements of our organizational documents, applicable U.S. legal, regulatory and Nasdaq listing requirements, as well as the Company’s obligations under our Stockholders’ Agreement, among other things, the Governance Committee and Board consider the following with respect to each potential director nominee:

• Integrity	• Ability to devote adequate time and effort to Board responsibilities

• Strength of character and judgment	• Participation on other Boards

• Business experience	• Principles of diversity

• Specific areas of expertise

2022 Notice and Proxy Statement	14

Board Composition, Nominations Process and Director Qualifications

Stockholder Nominations for Directors

Stockholder Nominations for Directors

The Governance Committee will consider potential director candidates recommended by stockholders in accordance with the procedures set forth in our corporate governance guidelines, organizational documents, our Stockholders’ Agreement and applicable law. As part of this responsibility, the Governance Committee is responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board. The Governance Committee also oversees the nomination of director candidates by stockholders in accordance with our organizational documents, our Stockholders’ Agreement and applicable law.

Our amended and restated bylaws provide advance notice procedures for stockholders seeking to nominate candidates for election as directors at our annual meeting of stockholders, other than nominations made by or at the direction of the Board or pursuant to our Stockholders’ Agreement. Any stockholder nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Secretary at Sotera Health Company, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147. To be considered timely notice, a stockholder’s notice must be received by the Secretary not earlier than the opening of business 120 days before, and not later than the close of business 90 days before, the first anniversary of the date of the preceding year’s annual meeting of stockholders. If no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then a stockholder’s notice, in order to be considered timely, must be received by the Secretary not earlier than the opening of business 120 days before the date of such annual meeting, and not later than the close of business on the later of (i) 90 days prior to the date of such annual meeting; and (ii) the 10th day following the day on which public announcement of the date of such annual meeting was first made.

15

Proposal 1: Election of Directors

Nominees for Election as Class II Directors

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is currently comprised of ten directors, divided into three classes, each of whose members serve for staggered three-year terms. Each class consists, as nearly as possible, of one-third of the total number of directors.

The members of the classes are divided as follows:

•	the Class II directors are Mr. Chen, Mr. Donnini and Ms. Klee, and their term will expire at the Annual Meeting;

•	the Class III directors are Mr. Cunningham, Ms. Geveda and Mr. Petrella, and their term expires at the Annual Meeting of Stockholders in 2023; and

•	the Class I directors are Mr. Mihas, Mr. Neary, Mr. Petras and Dr. Wheadon and their term expires at the Annual Meeting of Stockholders in 2024.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. In accordance with our corporate governance guidelines, as the election of directors at the Annual Meeting is uncontested, a director nominee must receive more votes cast “FOR” than “AGAINST” his or her election in order to be elected.

Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock (i.e., our Sponsors) can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors, subject to their rights under our Stockholders’ Agreement.

Nominees for Election as Class II Directors

At the Annual Meeting, the stockholders will vote to elect the three Class II director nominees to serve until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified. On the recommendation of the Governance Committee, our Board has unanimously nominated Ruoxi Chen, David A. Donnini, and Ann R. Klee for election to our Board. If any of the director nominees becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.

The following brief biographical descriptions of each director includes the primary individual experience, qualifications, attributes and skills, and a brief statement of those aspects of our directors’ backgrounds that led us to conclude that each director should serve as a member of our Board.

Ruoxi Chen Age: 38 Director

Biographical Information: Ruoxi Chen has served as a member of our Board since November 2020. Mr. Chen is a managing director at Warburg Pincus, focusing on investments in the healthcare sector, and joined the firm in 2011. Prior to joining Warburg Pincus, Mr. Chen worked at the Carlyle Group in the U.S. Buyout Fund and in investment banking at Citigroup. He is currently a board member of several private healthcare companies. He was on the board of directors of Silk Road Medical Inc. from April 2019 to December 2020. He received a B.S. magna cum laude in economics and computer science from Duke University and an M.B.A. from Harvard Business School.

Qualifications: He was selected to serve on our Board because of his extensive knowledge of strategy and business development in the healthcare sector, his wide-ranging experience as a director and deep familiarity with our Company.

2022 Notice and Proxy Statement	16

Proposal 1: Election of Directors

Nominees for Election as Class II Directors

David A. Donnini Age: 56 Director

Biographical Information: David A. Donnini has served as a member of our Board since October 2020 and was a member of Topco Parent’s Board of Managers from 2015 through November 2020. Mr. Donnini joined GTCR in 1991 and is currently a managing director of the firm. Prior to joining GTCR, he worked as an associate consultant at Bain & Company. He leads GTCR’s business services efforts. Mr. Donnini serves on the board of directors of Vivid Seats Inc. and several private companies. He holds a B.A. in economics, summa cum laude, from Yale University and an M.B.A. from Stanford University, where he was an Arjay Miller Scholar and Robichek Finance Award winner.

Qualifications: He was selected to serve on our Board because of his significant financial and investment experience, wide-ranging experience as a director and deep familiarity with our Company.
Ann R. Klee Age: 60 Director

Biographical Information: Ann R. Klee has served as a member of our Board since October 2020 and was a member of Topco Parent’s Board of Managers from May 2020 through November 2020. Ms. Klee served as the executive vice president, Business Development & External Affairs at Suffolk Construction, a vertically integrated construction company, from February 2020 until March 2021. Prior to that, she was the vice president, Environment Health & Safety at General Electric Company (“GE”), a multinational conglomerate, from February 2008 to September 2019, and the vice president, Boston Development & Operations at GE from January 2016 to September 2019. At GE, she was also the president of the GE Foundation from August 2015 to September 2019, where she oversaw the company’s $140 million annual charitable contributions. She was a partner at Crowell & Moring in Washington, D.C. from 2006 to 2007, where she served as co-chair of the firm’s Environment and Natural Resources Group. Prior to Crowell & Moring, she served as general counsel to the USEPA, as counselor and special assistant to the Secretary of the U.S. Department of the Interior and as chief counsel to the U.S. Senate’s Environment and Public Works Committee. Ms. Klee is a director at Wabtec Corporation where she is chair of the EHS subcommittee of the nominating and corporate governance committee of the board of directors. She holds a B.A. with High Honors in classics from Swarthmore College and a J.D. from the University of Pennsylvania Carey Law School.

Qualifications: She was selected to serve on our Board because of her extensive experience as an environmental lawyer managing complex litigation, and for her expertise in environmental law, regulation and policy and corporate ESG matters.

The Board recommends a vote “FOR” the election of each of the director nominees set forth above to serve until the 2025 Annual Meeting of Stockholders.

17

Proposal 1: Election of Directors

Directors Continuing in Office

Directors Continuing in Office

Seven directors are serving for terms that end after the Annual Meeting, at the 2023 or 2024 annual meetings of stockholders. The following brief biographical descriptions include certain information regarding our directors’ individual experience, qualifications, attributes and skills, and a brief statement of those aspects of our directors’ backgrounds that led us to conclude that they should serve as directors.

Class III Directors (Term Expires at 2023 Annual Meeting)

Sean L. Cunningham Age: 46 Director

Biographical Information: Sean L. Cunningham has served as a member of our Board since October 2020 and was a member of Topco Parent’s Board of Managers from 2015 to November 2020. Mr. Cunningham joined GTCR in 2001 and is currently a managing director of the firm. Prior to joining GTCR, he worked as a consultant with The Boston Consulting Group. Mr. Cunningham is a director of Maravai LifeSciences and several private companies. He holds A.B. and B.E. degrees in engineering sciences from Dartmouth College and an M.B.A. from the Wharton School at the University of Pennsylvania.

Qualifications: He was selected to serve on our Board because of his wide range of experience overseeing and assessing the performance of companies in our industry, decades-long investment practice and extensive knowledge of strategy and business development.

Stephanie M. Geveda Age: 42 Director

Biographical Information: Stephanie M. Geveda has served as a member of our Board since October 2020 and was a member of Topco Parent’s Board of Managers from 2015 through November 2020. Ms. Geveda is a managing director and head of Business Services at Warburg Pincus. Ms. Geveda joined Warburg Pincus in 2010 and has worked in the private equity industry for twenty years. Prior to joining Warburg Pincus, Ms. Geveda worked as an investment professional at Silver Lake Partners, Fox Paine & Company and J.P. Morgan Partners, where she focused on private equity transactions including leveraged buyouts, growth equity and venture investment opportunities across a wide range of industries. She began her career working in Morgan Stanley’s Investment Banking Division where she advised companies focused on mergers, acquisitions and restructuring transactions. She currently serves on the board of directors of several private companies. She holds a B.B.A., summa cum laude, in finance and economics from the University of Notre Dame and an M.B.A. from the Harvard Business School, where she graduated as a George F. Baker Scholar.

Qualifications: She was selected to serve on our Board because of her extensive knowledge of strategy and business development, wide-ranging experience as a director and deep familiarity with our Company.

Vincent K. Petrella Age: 61 Director

Biographical Information: Vincent K. Petrella has served as a member of our Board since November 2020. Mr. Petrella served as the executive vice president, chief financial officer and treasurer at Lincoln Electric Holdings, Inc., a welding, cutting and brazing products manufacturer from 2004 until April 2020. Prior to that role, he served as vice president, corporate controller from 1997 to 2003 and as internal audit manager from 1995 to 1997. Before Lincoln Electric Holdings, Inc., Mr. Petrella was an auditor at PricewaterhouseCoopers. He is a board member of Applied Industrial Technologies, Inc. and the Gorman-Rupp Company. Mr. Petrella holds a B.A. in business administration (accounting) from Baldwin Wallace University and is a Certified Public Accountant in Ohio (inactive).

Qualifications: He was selected to serve on our Board because of his significant global finance, accounting and international business development experience, his expertise with respect to audit committees and his wide-ranging experience as a director.

2022 Notice and Proxy Statement	18

Proposal 1: Election of Directors

Directors Continuing in Office

Class I Directors (Term Expires at 2024 Annual Meeting)

Constantine S. Mihas Age: 55 Director

Biographical Information: Constantine S. Mihas has served as a member of our Board since October 2020 and was a member of Topco Parent’s Board of Managers from 2015 through November 2020. Mr. Mihas joined GTCR in 2001 and is currently a managing director of the firm. Prior to joining GTCR, Mr. Mihas was chief executive officer and co-founder of Delray Farms, a specialty food retailer. Prior to Delray Farms, he was with McKinsey & Company. Mr. Mihas leads the Healthcare group at GTCR and has been instrumental in building the firm’s expertise in life sciences and medical devices. He is a director of Maravai LifeSciences and several private companies. Mr. Mihas holds a B.S. with high distinction in finance and economics from the University of Illinois, Chicago and an M.B.A. with distinction from the Harvard Business School.

Qualifications: He was selected to serve on our Board because of his significant financial and investment experience, wide-ranging experience as a director and deep familiarity with our Company.

James C. Neary Age: 57 Director

Biographical Information: James C. Neary has served as a member of our Board since October 2020 and was a member of Topco Parent’s Board of Managers from 2015 through November 2020. Mr. Neary is a managing director and partner at Warburg Pincus and joined the firm in 2000. Mr. Neary is co-head of U.S. Private Equity at Warburg Pincus, and a member of the firm’s investment management group and executive management group. From 2013 to 2020, he led the firm’s industrial and business services group, and from 2019 to 2021 he was co-head of the firm’s healthcare group. From 2010 to 2013, he led the firm’s late-stage efforts in the technology and business services sectors. From 2004 to 2010, he was co-head of the firm’s technology, media, and telecommunications investment efforts. Mr. Neary serves on the board of directors of WEX Inc. and several private companies. He was on the board of directors of Endurance International Group Holdings, Inc. from 2013 to 2021. He holds a B.A. in economics and political science from Tufts University and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University, where he was the Eugene Lerner Finance Scholar.

Qualifications: He was selected to serve on our Board because of his extensive knowledge of strategy and business development, wide-ranging experience as a director and deep familiarity with our Company.

Michael B. Petras, Jr. Age: 54 Chairman and CEO

Biographical Information: Michael B. Petras, Jr. has served as our Chief Executive Officer since June 2016 and as the Chairman of our Board since October 2020. He also served as the Chairman of Topco Parent’s Board of Managers from January 2019 through November 2020 and as a member of Topco Parent’s Board of Managers from June 2016 through November 2020. Prior to joining Sotera Health, Mr. Petras served as chief executive officer of Post-Acute Solutions at Cardinal Health, Inc., a multinational healthcare services company, from 2015 to 2016 and chief executive officer of Cardinal Health at-Home at Cardinal Health, Inc. from 2013 to 2015. From 2011 to 2013, he was the chief executive officer for AssuraMed Holdings, Inc., a medical products supplier owned by the Clayton, Dubilier & Rice and Goldman Sachs private equity firms, which was sold to Cardinal Health, Inc. in 2013. From 2008 to 2011, Mr. Petras was president and chief executive officer at GE Lighting, a General Electric Company business unit. During his approximately 20 year career at GE, he held several management positions in multiple disciplines. Mr. Petras holds a B.S.B.A. in finance from John Carroll University and an M.B.A. in marketing from Case Western Reserve University.

Qualifications: He was selected to serve on our Board because of his perspective as our Chief Executive Officer as well as his extensive commercial, financial and general management experience across many global industries.

19

Proposal 1: Election of Directors

Directors Continuing in Office

David E. Wheadon Age: 64 Director

Biographical Information: David E. Wheadon, M.D. has served as a member of our Board since May 2021. Dr. Wheadon served as senior vice president of global regulatory affairs, patient safety, and quality assurance at AstraZeneca Plc from December 2014 to July 2019. Prior to that, he was executive vice president, research and advocacy at Juvenile Diabetes Research Foundation International Inc., from May 2013 to December 2014, and senior vice president, scientific and regulatory affairs at Pharmaceutical Research and Manufacturers of America (PhRMA), from January 2009 to May 2013. Dr. Wheadon served as vice president, global pharmaceutical regulatory and medical science, and group vice president, global pharmaceutical regulatory affairs at Abbott Laboratories from 2005 to 2009. Prior to Abbott Laboratories, Dr. Wheadon held senior regulatory and clinical development leadership positions at GlaxoSmithKline Plc and Eli Lilly and Company. Dr. Wheadon serves on the board of directors of Karuna Therapeutics, Inc. and Vaxart, Inc., and was a board member of Assertio Holdings, Inc. from September 2019 to December 2020. Dr. Wheadon holds an A.B. in biology, cum laude, from Harvard College and an M.D. from Johns Hopkins University. He completed his post-doctoral psychiatry fellowship at the Boston VA Medical Center and Tufts New England Medical Center.

Qualifications: Dr. Wheadon was selected to serve on our Board because of his extensive experience in the biopharmaceutical industry, and for his expertise in global health policy and regulatory affairs, product quality and patient safety.

2022 Notice and Proxy Statement	20

Corporate Governance

Structure and Role of the Board

CORPORATE GOVERNANCE

Structure and Role of the Board

Certain Sponsor Rights

Our Stockholders’ Agreement provides that investment funds and entities affiliated with Warburg Pincus are entitled to designate up to:

•

five directors for election to our Board for so long as certain investment funds and entities affiliated with Warburg Pincus hold 80% or more of the shares of our common stock that they held immediately following our IPO;

•

four directors for election to our Board for so long as certain investment funds and entities affiliated with Warburg Pincus hold 60% or more of the shares of our common stock that they held immediately following our IPO;

•

three directors for election to our Board for so long as certain investment funds and entities affiliated with Warburg Pincus hold 40% or more of the shares of our common stock that they held immediately following our IPO;

•

two directors for election to our Board for so long as certain investment funds and entities affiliated with Warburg Pincus hold 20% or more of the shares of our common stock that they held immediately following our IPO; and

•

one director for election to our Board for so long as certain investment funds and entities affiliated with Warburg Pincus hold 6 2/3% or more of the shares of our common stock that they held immediately following our IPO.

In addition, our Stockholders’ Agreement provides that investment funds and entities affiliated with GTCR are entitled to designate up to:

•

three directors for election to our Board for so long as certain investment funds and entities affiliated with GTCR hold 70% or more of the shares of our common stock that they held immediately following our IPO;

•

two directors for election to our Board for so long as certain investment funds and entities affiliated with GTCR hold 40% or more of the shares of our common stock that they held immediately following our IPO; and

•

one director for election to our Board for so long as certain investment funds and entities affiliated with GTCR hold 10% or more of the shares of our common stock that they held immediately following our IPO.

Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by our Board, subject to the rights of any holders of any series of our preferred stock; provided that, without the consent of Warburg Pincus or GTCR, the authorized number of directors may not exceed eleven as long as investment funds and entities affiliated with either Warburg Pincus or GTCR are entitled to designate at least one director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board may have the effect of delaying or preventing changes in our control or management.

Subject to any restrictions under applicable law or the Nasdaq rules, our Stockholders’ Agreement provides that each of Warburg Pincus and GTCR is entitled to representation on each Board committee proportionate to the number of directors they are entitled to designate on our Board. In addition, Warburg Pincus is entitled to appoint the chairperson of our Leadership Development and Compensation Committee for so long as Warburg Pincus has the right to designate at least one director for election to our Board. See “Stockholders’ Agreement” on page 63 for additional information about our Stockholders’ Agreement.

Our amended and restated certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors; provided that for so long as investment funds and entities affiliated with either Warburg Pincus or GTCR, collectively, hold at least a majority of our outstanding capital stock, a director designated by investment funds and entities affiliated with either Warburg Pincus or GTCR, respectively, may be removed with or without cause by the affirmative vote of the holders of a majority of our outstanding capital stock and with the consent of Warburg Pincus or GTCR, respectively.

21

Corporate Governance

Director Independence

Director Independence

Our Board, together with the Governance Committee and the Company’s legal counsel, conducts an annual review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that each of our directors and director nominees, with the exception of Mr. Petras, do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors and director nominees is “independent” as that term is defined under the listing standards of the Nasdaq. In making these determinations, the Board considered the current and prior relationships that each director and director nominee has with our Company and all other facts and circumstances the Board deemed relevant in determining their independence, including each director and director nominee’s beneficial ownership of our capital stock, and transactions involving them and the Company, if any, further described in the section titled “Certain Relationships and Related Party Transactions”.

The Sponsors beneficially own shares representing a majority of the outstanding shares of our common stock. As a result, we may be considered a “controlled company” within the meaning of the Nasdaq rules. Under the Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance standards, including:

•	the requirement that a majority of the Board consist of independent directors;

•

the requirement that our director nominations be made, or recommended to the full board of directors, by our independent directors or by a nominations committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

These requirements would not apply to us as long as we remain a “controlled company.” Although we may qualify as a “controlled company,” we do not currently rely on this exemption and fully comply with all corporate governance requirements under the Nasdaq corporate governance standards.

Board Structure and Leadership

In accordance with our amended and restated certificate of incorporation, and as permitted by the General Corporation Law of the State of Delaware (“DGCL”), our Board is divided into three classes. Our classified Board structure has been in place since our IPO. While the Board believes its current structure continues to be in the best interests of the Company and our stockholders at this time, the Governance Committee annually considers the Board’s classified structure and will make recommendations to the Board with respect thereto as the Governance Committee deems appropriate.

Our corporate governance guidelines provide that the chair of our Board (the “Chair” or “Chairman”) is a member of the Board and may or may not be an officer or employee of the Company. It is the policy of the Company that the positions of the Chair and the Chief Executive Officer (“CEO”) be held by the same person, except in unusual circumstances. The principal duty of the Chair is to lead and oversee the Board. Mr. Petras has served as our CEO since June 2016. He was chairman of the Board of Managers of Topco Parent from January 2019 through November 2020, and has been Chairman since October 2020. The Board believes that combining the Chair and CEO roles is currently the most effective leadership structure because of Mr. Petras’s extensive knowledge and experience of the Company’s operations, his knowledge of the industries we serve and his collaborative working and leadership style.

If the Chairman is also the CEO, the independent directors may, but are not required to, select from themselves a lead director. We do not currently have a lead director. The Board believes that its function to monitor the performance of senior management is fulfilled by the presence of independent directors of stature who have substantive knowledge of the Company’s business. Pursuant to our corporate governance guidelines, our independent directors are required to meet at least two times per year without management present. As described in “Executive Sessions,” in 2021, the independent

2022 Notice and Proxy Statement	22

Corporate Governance

Board Role in Risk Oversight

directors met in executive session four times without the Chairman or any other member of management present. Given our independent directors’ open and active communications, at this time the Board believes its current leadership structure is appropriate.

Our Governance Committee annually considers the Board’s leadership structure, including the combined Chair and CEO roles, and the appointment of a lead director, and will make recommendations to the Board with respect thereto as the Governance Committee deems appropriate.

Board Role in Risk Oversight

Our Board is responsible for overseeing senior management’s risk management responsibilities, including assessing senior management’s processes for identifying and managing risks. This is carried out at the level of the full Board and through its four committees.

An important element of the Board’s oversight involves regular interaction with senior management. The Board receives regular reports throughout the year from senior management, including from senior management in each of our three business units, to ensure it is well informed of risk exposures related to our strategy and operations, including regarding environmental, health and safety, sustainability, quality, legal, financial and reporting, and human capital management risks. In addition, the Board has tasked each of its committees with the following risk-related responsibilities, described in more detail in the section, “Committees of the Board of Directors”:

Primary Areas of Risk Oversight

Audit Committee

•  Receives regular briefings from the internal audit function regarding our systems of internal control and reviews and discusses the capacity and performance of the internal audit function.

•  Regularly reviews with management our major financial risk and enterprise exposures, including cybersecurity risk.

•  Regularly reviews significant regulatory and litigation matters.

•  Reviews any significant reports received through our Global Ethics Line.

Leadership Development and Compensation Committee	• Oversees the compensation program for our senior executive team and evaluates any major compensation-related risk exposure. • Reviews senior executive succession plans.
Nominating and Corporate Governance Committee

•  Assesses risks related to our corporate governance practices and the independence of directors.

•  Oversees our program related to corporate responsibility and sustainability, including environmental (e.g., climate change), social, and corporate governance matters.

Nordion Pricing Committee	• Reviews and approves Nordion customer contracts to ensure confidentiality and appropriate risk management.

23

Corporate Governance

Committees of the Board of Directors

Board Meetings and Attendance

All directors are expected to attend all or substantially all meetings of the Board and meetings of the committees of the Board on which they serve, as well as our annual meeting of stockholders. The Board met seven times in 2021 and each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was a director or committee member. In addition, all directors attended the 2021 Annual Meeting of Stockholders.

Executive Sessions

Executive sessions are typically scheduled immediately after each regular Board meeting. Throughout 2021, directors met in executive session seven times, and the independent directors met in executive session four times without the Chairman or any other member of management.

Committees of the Board of Directors

We have an Audit Committee, a Leadership Development and Compensation Committee (“LD&C Committee”), a Governance Committee and a Nordion Pricing Committee. The composition and responsibilities of each of the committees of our Board are described below. The Governance Committee is responsible for reviewing committee membership and making recommendations to the Board regarding committee composition, consistent with the Company’s organizational documents, our Stockholders’ Agreement and applicable law. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may change the membership of committees or establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Audit Committee’s main purpose is to oversee our accounting and financial reporting processes, our relationship with our independent auditors, our compliance with legal and regulatory requirements and our policies and procedures with respect to risk assessment and risk management.

In carrying out this purpose, the Audit Committee:

•

oversees the design, implementation, adequacy and effectiveness of our disclosure controls and procedures, system of internal controls over financial accounting, internal audit function and the preparation and audit of our consolidated financial statements;

•

appoints our independent registered public accounting firm annually, reviews the annual audit plan, approves audit and pre-approves any non-audit related services provided to us, evaluates independent auditor qualifications and performance and ensures their independence;

•

oversees procedures for the receipt, retention and treatment of complaints about accounting, internal accounting controls or audit matters, and for the confidential and anonymous submission of complaints by employees concerning such matters;

•	reviews and approves, or ratifies, in accordance with our policies, all related party transactions as defined by applicable rules and regulations;

•	oversees legal and regulatory matters and reviews and approves the adequacy and effectiveness of our compliance policies and procedures, including the global code of conduct;

•

approves the annual internal audit plan and budget, reviews with internal audit the results of the audit work at least annually and more frequently as provided in the policy for reporting financial accounting and auditing concerns, as approved by the Committee, and at least annually reviews the performance of the internal audit team; and

•	oversees Company policies and practices with respect to financial risk assessment and risk management.

The Audit Committee met five times in 2021. The current members of the Committee are Mr. Petrella (chair), Ms. Klee and Dr. Wheadon. Dr. Wheadon joined the Audit Committee in May 2021. Each member of the Committee is “independent,” as

2022 Notice and Proxy Statement	24

Corporate Governance

Committees of the Board of Directors

defined under the Nasdaq rules and Rule 10A-3 of the Exchange Act. Our Board has determined that each director appointed to the Audit Committee is financially literate, and the Board has determined that Mr. Petrella is a financial expert. Ms. Geveda served on the Audit Committee until her resignation from the Committee on November 1, 2021, to ensure the Company’s ongoing compliance with applicable independence standards for Audit Committee membership. Our Board had previously determined that Ms. Geveda did not satisfy applicable Audit Committee independence standards because of the equity ownership in our Company held by investment funds and entities affiliated with Warburg Pincus, of which Ms. Geveda is a managing director, but determined that Ms. Geveda was permitted to remain on the Audit Committee for a period of up to one year after our IPO in accordance with the phase-in period under the Nasdaq rules.

Our Audit Committee operates under a written charter, which is available on our Investor Relations website at https://investors.soterahealth.com/.

Leadership Development and Compensation Committee

In December 2021, the LD&C Committee recommended and the Board approved amendments to both the charter of the LD&C Committee and the corporate governance guidelines to change the name of the Compensation Committee to the “Leadership Development and Compensation Committee” to better reflect the functions of the Committee. The purpose of the LD&C Committee is to oversee the compensation of our directors and employees, including our CEO and other executive officers, oversee management development and succession planning, and related matters.

In carrying out this purpose, the LD&C Committee:

•	reviews and approves our corporate goals relevant to compensation and evaluates the performance of our CEO and other executive officers against those goals;

•	determines the compensation of our CEO and other executive officers based on their evaluations;

•	administers and executes discretionary authority over the issuance of equity awards under our equity incentive plan;

•	evaluates any applicable post-service arrangements for our CEO and other executive officers;

•

reviews on a periodic basis the operation and structure of our compensation program, considering our business strategy, the results of any most recent Say-on-Pay vote and relative competitiveness against the market;

•	advises the Board with respect to our Board or committee compensation;

•

produces the Compensation Committee Report on executive officer compensation and reviews and discusses with management the “Compensation Discussion and Analysis” section proposed for inclusion in our SEC filings; and

•	oversees short-term and long-term management succession planning and leadership assessment and development.

The LD&C Committee met five times in 2021. The members of the LD&C Committee are Mr. Neary (chair) and Mr. Mihas. Each of Mr. Neary and Mr. Mihas are “independent,” as defined under the Nasdaq rules. Because we may be considered a “controlled company” under the Nasdaq rules, our LD&C Committee may not be required to be fully independent, although if such rules change in the future or we no longer meet the definition of a controlled company under the current rules and the LD&C Committee was not then fully independent, we would be required to adjust the composition of the LD&C Committee as and if necessary in order to comply with such rules.

Our LD&C Committee operates under a written charter, which is available on our Investor Relations website at https://investors.soterahealth.com/.

Nominating and Corporate Governance Committee

The Governance Committee’s main purpose is to identify and evaluate individuals qualified to become Board members consistent with criteria approved by the Board, to recommend for the Board’s approval the slate of nominees to be proposed to stockholders for election to the Board, develop and recommend to the Board for approval a set of corporate governance guidelines, lead the annual review of the performance of the Board and each of its standing committees, and oversee our program related to corporate responsibility and sustainability, including ESG initiatives.

25

Corporate Governance

Corporate Governance Policies and Practices

In carrying out this purpose, the Governance Committee:

•

evaluates the composition, size, organization, performance and governance of the Board and each of its committees, and makes recommendations to the Board about the appointment of directors to committees of the Board;

•

monitors developments and oversees our practices and policies related to corporate responsibility and sustainability, including environmental (e.g., climate change), social, and corporate governance issues;

•	develops policies and criteria for considering director nominees for election to the Board, including as appropriate to conduct director independence determinations; and

•	ensures compliance with the corporate governance guidelines and reviews and recommends any changes to the Board on an annual basis.

The Governance Committee met four times in 2021. The members of the Governance Committee are Ms. Klee (chair), Mr. Chen, Mr. Cunningham, Mr. Donnini and Dr. Wheadon. Dr. Wheadon joined the Governance Committee in May 2021. Each of Ms. Klee, Mr. Chen, Mr. Cunningham, Mr. Donnini and Dr. Wheadon are “independent,” as defined under the Nasdaq rules. Because we may be considered a “controlled company” under the Nasdaq rules, our Governance Committee may not be required to be fully independent, although if such rules change in the future or we no longer meet the definition of a controlled company under the current rules and the Committee was not then fully independent, we would be required to adjust the composition of the Governance Committee as and if necessary in order to comply with such rules.

Our Governance Committee operates under a written charter, which is available on our Investor Relations website at https://investors.soterahealth.com/.

Nordion Pricing Committee

The Nordion Pricing Committee is responsible for overseeing matters related to Nordion’s pricing that require review of sensitive or confidential customer information. The main purpose of this Committee is to prevent confidential information relating to Nordion’s customers from being shared with individuals who are involved in the day-to-day operations of Sterigenics. The members of the Nordion Pricing Committee are Mr. Cunningham, Ms. Geveda, and Mr. Petrella. Mr. Petrella joined the Nordion Pricing Committee in May 2021.

Corporate Governance Policies and Practices

Corporate Governance Guidelines

In November 2020, the Board adopted corporate governance guidelines that we believe reflect the Board’s commitment to sound governance policies and practices. The Governance Committee is responsible for reviewing the corporate governance guidelines annually and recommending amendments to the Board as it deems necessary or appropriate for the Board to discharge its responsibilities more effectively. In December 2021, on the recommendation of both the Governance Committee and the LD&C Committee, the Board approved amendments to the corporate governance guidelines to change the name of the Compensation Committee to the “Leadership Development and Compensation Committee” to better reflect the Compensation Committee’s functions. You can find the full text of our corporate governance guidelines on our investor relations website at https://investors.soterahealth.com/.

Board and Committee Self-Evaluations

The Board and each standing committee conduct annual self-evaluations. Consistent with its charter, the Governance Committee led the Board evaluation process and oversaw the annual evaluation of the performance of each standing committee of the Board. The chair of the Governance Committee reports to the Board conclusions about the effectiveness and performance of the Board and may make recommendations to the Chair regarding proposed changes considered appropriate for the Board’s consideration.

2022 Notice and Proxy Statement	26

Corporate Governance

Communications with the Board

Code of Business Conduct and Ethics

Our Board has adopted procedures and policies to comply with the Sarbanes-Oxley Act of 2002 and the rules adopted by the SEC and the Nasdaq, including a global code of conduct applicable to all employees, including our CEO, Chief Financial Officer (“CFO”) and other executive and senior financial officers and all persons performing similar functions. Our global code of conduct is available on our website. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

Promoting Integrity

Integrity is one of our core values. We expect the highest standards of integrity from our employees when dealing with customers, suppliers, and each other. If employees do not feel comfortable or are otherwise unable to raise with their manager questions or concerns regarding ethics, compliance with laws, regulations or policies, or workplace culture, employees are expected and encouraged to promptly report those questions or concerns on our Global Ethics Line. Our Global Ethics Line is available 24-hours a day, 7-days a week to every employee worldwide. Live telephonic assistance is available via a tollfree number with operators available in multiple languages. Reports may also be made via electronic submission through our Global Ethics Line web portal. All reporters have the option of remaining anonymous to the extent permitted by local laws and regulations.

Calls to our Global Ethics Line are received by a third-party vendor that promptly reports the issue to our internal investigations team. Pursuant to our whistleblower policy, general reports received via our Global Ethics Line are transmitted to an internal review team from the legal department or human resources, as appropriate. Certain reports, including those related to fraud or error in the preparation or reporting of the Company’s financial condition, are referred to an internal review team composed of at least the General Counsel, CFO and one member of the Company’s disclosure committee. Any reports raising a potentially material issue will be promptly sent to the chair of the Audit Committee for review. Our General Counsel reports to the Audit Committee at least quarterly regarding any other significant issues raised through the Global Ethics Line.

Our whistleblower policy prohibits retaliation against anyone who in good faith raises a question or concern or assists in the subsequent investigation of a question or concern.

Communications with the Board

Any interested parties wishing to communicate with, or otherwise make his or her concerns known directly to the Board, a Board committee, or to individual directors regarding matters related to the duties and responsibilities of the Board may do so by addressing such communications or concerns to board@soterahealth.com. The Secretary reviews all communications sent to the Board. Inquiries that relate to the functions of the Board or a Board committee will be relayed to the Board, Board committee, or to individual directors, as appropriate. The Secretary will not relay to the Board or its members inquiries unrelated to the duties and responsibilities of the Board or its committees, including complaints, solicitations, advertisements, service or product inquiries, or materials that are threatening or illegal.

27

Non-Employee Director Compensation

2021 Non-Employee Director Compensation Table

NON-EMPLOYEE DIRECTOR COMPENSATION

2021 Non-Employee Director Compensation Table

The following table sets forth information regarding the compensation earned by or paid to each person who served as a non-employee director of our Board during 2021. We reimburse directors for reasonable out-of-pocket expenses incurred in connection with their service to the Board and covered such expenses in 2021. Mr. Petras, our Chairman and CEO, receives no compensation for his service as a director and is not included in this table. The compensation received by Mr. Petras as an employee is presented in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total

James C. Neary	$ 95,000	$225,000	$320,000

Stephanie M. Geveda	81,250	225,000	306,250

David A. Donnini	77,500	225,000	302,500

Constantine S. Mihas	80,000	225,000	305,000

Sean L. Cunningham	77,500	225,000	302,500

Ann R. Klee	97,500	225,000	322,500

Vincent K. Petrella	100,000	225,000	325,000

Ruoxi Chen	77,500	225,000	302,500

David E. Wheadon	50,673	225,000	275,673

1.

Reflects cash retainer payments paid for service on our Board or any committee of our Board in 2021. In the case of Dr. Wheadon, his payments were pro-rated from the start of his service on the Board following his election at the 2021 Annual Meeting of Stockholders. Ms. Geveda’s payments were pro-rated from the time of her resignation from the Audit Committee in November 2021. See “Non-Employee Director Compensation Policy”.

2.

Amounts in this column reflect the aggregate grant date fair value of share-based compensation awarded during the year. See “Non-Employee Director Compensation Policy”. The grant date fair value of this compensation was computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 16, “Share-Based Compensation” and Note 1, “Significant Accounting Policies” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The grant date fair value does not necessarily correspond to the actual economic value that may be realized for these awards. As of December 31, 2021, each of our non-employee directors had 9,336 restricted stock units outstanding that were granted on May 28, 2021.

Non-Employee Director Compensation Policy

Our Board adopted a compensation policy for non-employee directors, which became effective in connection with our IPO. Pursuant to this policy, non-employee directors receive the compensation described below. Our non-employee director compensation policy may be amended by our Board from time to time.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $75,000 as remuneration for service to the Company, with an additional $7,500 for service on the Audit Committee (or, in the case of the chair of such Committee, $25,000), an additional $5,000 for service on the LD&C Committee (or, in the case of the chair of such Committee, $20,000), an additional $2,500 for service on the Governance Committee (or, in the case of the chair of such Committee, $15,000), and an additional $35,000 for service as the lead independent director (to the extent this position exists). There is no additional compensation for service on the Nordion Pricing Committee. The annual cash retainer is paid on a quarterly basis, pro-rated for any non-employee director whose service (or whose service in any of the additional capacities described above) begins or ends during a calendar year.

2022 Notice and Proxy Statement	28

Non-Employee Director Compensation

Non-Employee Director Compensation Policy

Equity Compensation

Each non-employee director is entitled to receive an annual grant of restricted stock units (“RSUs”) under the Sotera Health Company 2020 Omnibus Incentive Plan with a grant date fair value of $225,000. Such RSUs are time-based and will vest in full on the earlier of (i) the first anniversary of the date of grant, or (ii) the date immediately prior to the Company’s next regular annual meeting of stockholders, in each case, subject to the director’s continued service through such date. Subsequent annual grants of RSUs will be made on the day immediately after our regular annual meeting of stockholders to non-employee directors who are serving on our Board on such date.

Expenses

We reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in connection with his or her service on our Board, including attendance at meetings of the Board, the Board of any of our subsidiaries and any committees thereof, in accordance with the terms of our amended and restated bylaws and our expense reimbursement policy, as in effect from time to time.

29

Compensation Discussion and Analysis

Overview

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the Company’s executive compensation program and provides an overview of our executive compensation-related policies, practices and decisions for 2021. Our “Named Executive Officers” or “NEOs,” as of December 31, 2021, are listed below:

Michael B. Petras, Jr.	Chairman and Chief Executive Officer

Scott J. Leffler	Chief Financial Officer and Treasurer

Michael P. Rutz	President of Sterigenics

Terrence G. Hammons, Jr.(1)	Senior Vice President, General Counsel and Secretary

Matthew J. Klaben(2)	Former Senior Vice President, General Counsel and Secretary

1.	Mr. Hammons joined the Company as Senior Vice President, General Counsel and Secretary on November 1, 2021.

2.

Mr. Klaben stepped down as Senior Vice President, General Counsel and Secretary effective November 1, 2021 and remains with the Company as Deputy General Counsel. Please refer to “Executive Transitions” below for more information.

Executive Transitions

On November 1, 2021, the Company hired Mr. Hammons as Senior Vice President, General Counsel and Secretary. Mr. Klaben, who had held the role of Senior Vice President, General Counsel and Secretary, had previously informed the Company of his desire to reduce his working commitments to the Company and the Company wished to accommodate Mr. Klaben’s request yet retain his valuable services. Accordingly, effective upon the hiring of Mr. Hammons, Mr. Klaben stepped down as Senior Vice President, General Counsel and Secretary and remains with the Company as Deputy General Counsel. In connection with the commencement of his employment, the Company entered into an offer letter and restrictive covenants agreement with Mr. Hammons. To replace compensation Mr. Hammons forfeited with his former employer, the LD&C Committee approved a cash sign-on award and recommended, and the Board approved, an equity award. Mr. Hammons received a one-time lump sum cash payment equal to $500,000 payable on the first payroll date in February 2022. He also received an equity award in November 2021, consisting of time-based RSUs and options, each scheduled to vest ratably over a four-year term beginning on the first anniversary of the date of grant.

Commensurate with Mr. Klaben’s new role, effective November 1, 2021, the Company and Mr. Klaben entered into an offer letter and restrictive covenants agreement that terminated Mr. Klaben’s then-current employment agreement with the Company. The LD&C Committee approved both a reduction in Mr. Klaben’s base salary and target annual cash incentive bonus. For additional detail on Messrs. Hammons and Klaben’s employment arrangements, please see “Employment Agreements”, beginning on page 46.

Compensation Philosophy and Program

Our executive compensation program is guided by three principles: (i) pay for performance; (ii) drive achievement of the Company’s short- and long-term business performance goals; and (iii) pay competitively to attract and retain top talent. These principles guide our program’s design, pay levels, and approach to total rewards. Our executive compensation program is comprised of three elements: base salary, short-term annual cash incentive compensation and long-term equity incentive compensation. Our NEOs are eligible to participate in the standard health and welfare benefit plans offered to our other employees; a non-qualified deferred compensation plan for which the Company has not to-date provided matching, further described on page 38; and, upon certain qualifying terminations of employment, severance payments described beginning on page 48.

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Compensation Discussion and Analysis

Compensation Philosophy and Program

We endeavor to incorporate best practices and good corporate governance policies and procedures throughout our executive compensation program. A representative sample of these compensation practices and governance policies include:

What We Do	What We Do Not Do

✓ Require executives and directors to meet stock ownership levels	× No automatic or guaranteed salary increases

✓ Tie a majority of executive compensation to stock value	× No significant executive perquisites

✓ Have double-trigger change in control equity vesting provisions	× No hedging or pledging of Company stock

✓ Conduct annual assessment of potential risks associated with compensation programs	× No tax gross-ups (other than customary reimbursement of relocation expenses)

✓ Engage an independent compensation consultant to the LD&C Committee	× No repricing of stock options

✓ Board recommends stockholder approval of annual advisory non-binding vote on executive compensation program

First Compensation Principle: Pay for Performance

Executive compensation, including merit increases and annual incentive payouts, are influenced by both Company performance and individual performance. An individual’s annual performance can positively or negatively impact that individual’s merit base pay increase. For example, our highest performing employees can expect differentiated rewards, contributing to engagement and retention. Equity incentive compensation further aligns NEOs’ compensation with long-term Company performance. Stock options are valuable only to the extent the stock price increases from the grant date, and the value of RSUs is variable, dependent on the value of our stock at the time of vesting.

Second Compensation Principle: Drive Achievement of Short- and Long-Term Business Performance Goals

We believe it is important to reward achievement of short- and long-term business goals and we structure our performance-based compensation accordingly. We maintain an Annual Incentive Plan (“AIP”), pursuant to which the LD&C Committee sets performance targets to motivate NEOs to achieve our short-term financial and operational objectives and ensure accountability for progress towards longer-term strategic goals. Under our AIP, NEOs receive annual cash incentive opportunities tied to achievement of both target annual EBITDA performance metrics set for the Company (and, in Mr. Rutz’s case, set for the Sterigenics business and the Company) and individual performance factors, which include individual performance against Company values, which are fundamental to our ESG initiatives. See “Annual Incentive Plan” on page 35 for additional detail about our annual performance assessment process.

While we believe incentivizing the achievement of short-term business goals is critical, we strive to maintain a competitive total direct compensation opportunity for our NEOs. Our pay mix is designed to deliver much of the NEOs’ target total compensation in the form of equity awards linked to the value of our stock. We use equity awards to incentivize long-term value creation and align our executives’ interests with those of our stockholders. In conjunction with our IPO in November 2020, our NEOs received long-term equity incentive awards consisting of time-based RSUs and stock option awards, each of which vest over a four-year term beginning on the first anniversary of the date of grant. These awards were intended to serve as an immediate link to stockholders’ interest in long-term value creation and to deliver competitive long-term compensation values covering the award cycles for 2020 and 2021. As such, no additional long-term equity awards were granted in 2021 to recipients of the November 2020 awards. Our policies and practices regarding RSU and stock option grants, including the timing of grants and the determination of the exercise price, are further described on page 40.

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Compensation Discussion and Analysis

Compensation Philosophy and Program

Third Compensation Principle: Pay Competitively to Attract and Retain Top Talent

Our compensation program is designed to attract, retain and motivate high-performing executives critical to the Company’s short- and long-term success. As described in more detail below, we seek to ensure the overall level of total compensation for our executive officers is reasonable in relation to, and competitive with, the compensation paid by similarly situated peer leaders in our industry, subject to variation for individual factors such as experience, performance, duties, scope of responsibility, prior contributions and future potential contributions to our business. With the assistance of the independent compensation consultant, the LD&C Committee monitors market trends, including the prevalence of compensation delivery mechanisms, and will adjust the design and operation of our executive compensation program periodically as it deems necessary and appropriate, including to achieve our executive retention objectives.

Compensation-Setting Process

The Role of the LD&C Committee

Among its other responsibilities, the LD&C Committee establishes our compensation philosophy, described above, and annually reviews and approves our executive compensation program. The Committee reviews and approves each NEO’s base salary, target short-term cash incentive award, earned annual cash incentive award, and recommends to the full Board for approval the type and target value of each NEO’s long-term equity incentive award. The Board (without the CEO’s participation) reviews and approves each element of our CEO’s compensation.

The LD&C Committee has the authority to retain advisors to assist in the carrying out of its responsibilities and, in 2020 and 2021, the Committee retained Exequity, LLP (“Exequity”) as its independent compensation consultant to review and provide input on our executive compensation program. At least annually, the Committee reviews with Exequity the executive compensation program, including incentive compensation plans and arrangements, to: (i) ensure the elements of our compensation program are based on appropriate measures, goals and targets for our industry and our business objectives; (ii) ensure our program is achieving its intended purpose of incentivizing achievement of short- and long-term business goals, as well as attraction and retention of executive talent; and (iii) determine whether any changes to our compensation program are advisable.

The Role of our CEO and Management

The LD&C Committee works with members of management, including our CEO and Chief Human Resources Officer (“CHRO”), to determine the compensation of our NEOs and other executives. Management further works with the Committee annually to recommend the structure of our AIP, to develop AIP performance metrics, including threshold, target and maximum performance levels, and to evaluate actual Company performance against selected measures.

Additionally, the CEO makes recommendations to the Committee regarding the compensation of our NEOs (other than himself) and other executives. At the beginning of each year, our CEO reviews our NEOs’ and other executives’ prior year’s performance and makes recommendations to the LD&C Committee for each element of such executives’ compensation (other than his own), including any salary adjustments, adjustments to AIP target as a percentage of salary for the current year, actual AIP payout for the previous year, and target grant date value of long-term equity awards. The CEO’s compensation recommendations are based on his performance evaluation of each executive, the Company’s performance in the preceding year, and data provided by the LD&C Committee’s compensation consultant concerning compensation practices among the Company’s compensation peer group. The LD&C Committee considers the CEO’s recommendations when making executive compensation decisions, but the LD&C Committee (and the Board, with respect to equity awards and CEO compensation) retains full discretion to set all compensation for our NEOs. For further discussion of the annual performance management process, see “Compensation Elements for 2021 — Annual Incentive Plan”.

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Compensation Discussion and Analysis

Compensation-Setting Process

The Role of the Compensation Consultant

The LD&C Committee has engaged Exequity as its independent compensation consultant. Although Exequity may periodically meet with the CEO and CHRO to gather information about, or provide advice regarding, management proposals to the LD&C Committee, Exequity reports to the LD&C Committee rather than management. Pursuant to its charter, the LD&C Committee makes all determinations regarding the terms of the Company’s engagement with Exequity, including the services Exequity provides to the Company and fees paid for those services. The Committee may replace its compensation consultant or hire additional advisors at any time. At the invitation of the LD&C Committee, representatives of Exequity attend meetings of the LD&C Committee. The Committee also communicates with Exequity outside of meetings, as needed.

The nature and scope of services provided by Exequity in 2020, including for NEO’s IPO-related compensation adjustments, included the following:

•	Advice and assistance developing a relevant compensation peer group;

•	Advice and assistance regarding compensation best practices and market trends for executives and directors;

•	Analysis of appropriate levels of total overall compensation and each element of compensation for our NEOs and directors;

•	Consultation on technical matters such as the taxation of executive pay arrangements, as well as assistance with disclosure of executive pay arrangements;

•	Annual assessment of potential risks associated with compensation programs; and

•	Advice and assistance developing various Company policies.

Except for establishing new AIP targets, the nature and scope of services provided by Exequity in 2021 was unchanged from 2020.

Competitive Positioning

Consistent with our goal of providing competitive compensation to attract and retain executives, the LD&C Committee reviews market data on executive compensation levels and practices drawn from a group of peer companies similar to the Company in industry focus, revenue and market capitalization. While the Committee does not specifically target any particular percentile for any element of an NEO’s compensation, it does consider as a reference point the market median for each element of an NEO’s compensation. The compensation peer group used in 2020 for 2021 compensation decisions consisted of the following companies:

• Hologic, Inc.	• Waters Corporation	• Medpace Holdings, Inc.

• Catalent, Inc.	• West Pharmaceutical Services, Inc.	• CONMED Corporation

• STERIS plc	• Quidel Corporation	• Abiomed, Inc.

• Charles River Laboratories International, Inc.	• Cantel Medical Corporation	• Bio-Techne Corporation

• ResMed Inc.	• Integra LifeSciences Holdings Corporation	• Haemonetics Corporation

• The Cooper Companies, Inc.	• Masimo Corporation	• Hill-Rom Holdings, Inc.

• Teleflex Incorporated	• Merit Medical Systems, Inc.

In consultation with the LD&C Committee, Exequity recommended the above compensation peer group, which was approved by the LD&C Committee. The peer group is comprised of companies identified as serving as competitors with the Company for executive talent, business competitors, and those companies referenced by such talent and business competitors in their own executive pay benchmarking processes. In identifying candidates for the peer group, the LD&C Committee reviewed companies that generally operated within the following industry segments: Health Care Equipment, Life Sciences Tools and Services, Health Care Supplies, Biotechnology and Pharmaceuticals, and Health Care Technology.

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Compensation Discussion and Analysis

Compensation-Setting Process

When assessing potential peers with the aforementioned characteristics, the LD&C Committee further considered the relative sizes of those peer candidates in relation to the Company. The LD&C Committee generally sought to include peer candidates with annual revenues of 0.5x – 4.0x the Company’s revenues and a total enterprise value of 0.2x – 3x the Company’s anticipated total enterprise value at the time of the IPO. The LD&C Committee also reviewed peer candidates’ EBITDA relative to the Company’s as an indicator of each company’s scale and performance.

2021 Compensation Decisions

In connection with our IPO in November 2020, the LD&C Committee reviewed with Exequity target total 2021 compensation levels for each then-current NEO, our short- and long-term incentive compensation programs and the types of compensation offered. In addition to input from the compensation consultant, the Committee considered the CEO’s recommendations with respect to each NEO’s compensation (other than the CEO). In connection with our IPO, and in lieu of a separate formal 2021 compensation review and equity award grant cycle, on November 20, 2020, each of Messrs. Petras, Leffler and Klaben received a base salary increase, an increase in his target annual bonus, and each of Messrs. Petras, Leffler, Rutz and Klaben received an equity award in the form of RSUs and options with grant date fair values based on our IPO price. In March 2021, the LD&C Committee reviewed and approved target annual performance metrics for the Company and its business units under our AIP, but otherwise made no changes to the NEO compensation approved in November 2020.

The factors described in the table below informed the Committee’s decisions with respect to the pay actions it took in November 2020 and 2021. Specifically, in determining our non-CEO NEOs’ 2021 total target compensation, and recommending to the Board the CEO’s total target compensation and NEOs’ long-term equity incentive compensation, the Committee considered:

• Recommendations of our CEO (except with respect to his own compensation)	• Performance of the executive against his short- and long-term objectives

• Compensation peer group data	• Relative scope of each NEO’s responsibilities

• Experience, knowledge, skills, qualifications, tenure in position, and expected future contributions of the individual	• Internal pay equity

• The need to retain executives	• Historical compensation

The LD&C Committee did not assign a particular weighting to any of these factors. Rather, the Committee considered this information in light of their experience and knowledge of the Company, the competitive market in which the Company operates, their knowledge of each NEO and business judgment. Please see “Employment Agreements”, beginning on page 46, for details regarding the compensation approved for Mr. Hammons in November 2021.

Compensation Elements for 2021

Base Salary

To maintain competitiveness and internal pay equity, we provide each NEO with a base salary for the services the executive performs for us. This compensation component constitutes a stable element of compensation while other compensation elements are variable. As described above, when setting base salaries the LD&C Committee considers a multitude of factors, including market practice, individual performance, Company performance, any change in the executive’s position within our business, the scope of his or her responsibilities and any changes thereto. Base salaries may also be increased as provided under the terms of an NEO’s employment agreement, as applicable.

In November 2020, in connection with our IPO, each of Messrs. Petras, Leffler and Klaben entered into amended and restated employment agreements with the Company and, based on the factors described above in “2021 Compensation Decisions”, the LD&C Committee approved base salary increases for Messrs. Petras, Leffler and Klaben at the levels shown

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Compensation Discussion and Analysis

Compensation Elements for 2021

below. Based on consideration of the factors described above, and because Mr. Rutz’s salary rate had been established at a competitive level when he joined Company in May 2020, Mr. Rutz’s salary remained unchanged from 2020 to 2021. Mr. Hammons’s base salary was approved by the Committee in October 2021 in connection with Mr. Hammons joining the Company on November 1, 2021 as Senior Vice President, General Counsel and Secretary.

Named Executive Officer	2021 Annual Base Salary (1)

Michael B. Petras, Jr.	$1,000,000

Scott J. Leffler	450,000

Michael P. Rutz	430,000

Terrence G. Hammons, Jr.	425,000

Matthew J. Klaben(2)	425,000

1.	Please refer to the Summary Compensation Table for actual base salary amounts earned by our NEOs in 2021.

2.

Mr. Klaben stepped down as Senior Vice President, General Counsel and Secretary, effective November 1, 2021, at which time he began his new role as Deputy General Counsel. Commensurate with Mr. Klaben’s position change, the LD&C Committee approved a reduction in Mr. Klaben’s base salary to $300,000 effective November 1, 2021. Please refer to “Employment Agreements” for more detail.

Annual Incentive Plan

Our AIP is designed to reward high performance, ensure employees are aligned with our mission, values and priorities and provide market competitive rewards. Our executive officers (including our NEOs) are eligible to participate in our AIP. The LD&C Committee administers the AIP with respect to our NEOs by approving annual performance metrics, including threshold, target and maximum performance levels, establishing performance targets as a percentage of base salary for each NEO, and evaluating actual Company performance against selected measures.

The annual cash incentive opportunities set for our NEOs under our 2021 Annual Incentive Plan were tied to (i) the Company’s achievement of financial performance goals (and, in Mr. Rutz’s case, achievement of both Company and Sterigenics financial performance goals) approved by the LD&C Committee at the beginning of the applicable performance period, and (ii) individual performance. There is no AIP payout if the Company (and Sterigenics, in the case of Mr. Rutz) do not achieve threshold performance for the financial performance metric.

The target financial metrics for the Company and the Sterigenics business for our 2021 AIP are included in the below table. Our 2021 AIP financial performance metric for the Company (“Company AIP Metric”) was based on our non-GAAP financial measure, Adjusted EBITDA. The 2021 Company AIP Metric was calculated in a manner consistent with the calculation of Adjusted EBITDA as reported in the Company’s Form 10-K for the year ended December 31, 2021, subject to adjustments as deemed appropriate by the LD&C Committee. Our 2021 AIP financial performance metric for Sterigenics (“Sterigenics AIP Metric”) was based on Sterigenics Segment Income. The 2021 Sterigenics AIP Metric was calculated in a manner consistent with the calculation of Sterigenics Segment Income as reported in the Company’s Form 10-K for the year ended December 31, 2021, similarly subject to adjustments as deemed appropriate by the LD&C Committee. AIP performance between threshold, target and maximum goals is determined based on linear interpolation.

2021 Financial Performance Goal (dollars in millions)	Performance as Percentage of Target	AIP Performance (as % of Target Opportunity)

Company AIP Metric

Threshold $451.6	90%	70%

Target $501.7	100%	100%

Maximum $562.0	112%	Up to a maximum of 200%

Sterigenics AIP Metric

Threshold $304.1	90%	70%

Target $337.9	100%	100%

Maximum $378.5	112%	Up to a maximum of 200%

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Compensation Discussion and Analysis

Compensation Elements for 2021

The total target bonus percentages for Messrs. Petras, Leffler, Rutz, and Hammons were 125%, 70%, 60%, and 50%, respectively, of their base salaries for 2021. While serving as Vice President, General Counsel and Secretary, Mr. Klaben’s target bonus percentage was 50%, which was reduced to 30% following his role change to Deputy General Counsel. Individual bonus payouts for Messrs. Petras, Leffler, Hammons and Klaben are determined by taking into account both Company performance (80% of award) and individual performance (20% of award). Mr. Rutz’s bonus is determined by taking into account the performance of both the Company and Sterigenics (80% of award, with Sterigenics performance having a 75% weighting and Company performance a 25% weighting), and his individual performance (20% of award).

In determining annual incentive payouts payable for the achievement of financial performance goals, following the close of the fiscal year, the LD&C Committee considered actual Company and Sterigenics performance against the financial performance metrics set forth in the table above. The LD&C Committee then adjusted the Company AIP Metric to account for any extraordinary, unusual, or non-recurring events during the performance period, including new public company related costs. The LD&C Committee also adjusted the Sterigenics AIP Metric to account for any extraordinary, unusual, or non-recurring events during the performance period, including the removal of corporate costs allocated to the Sterigenics segment. The results for our 2021 Company AIP Metric and Sterigenics AIP Metric were $484.6 million and $333.9 million, respectively. The 2021 financial performance goals set forth under our Annual Incentive Plan for overall Company performance and for Sterigenics performance were achieved at 91.0% of target and 97.0% of target, respectively.

When determining the amount payable to NEOs for the achievement of individual goals, the LD&C Committee considers the recommendation of the CEO with regard to the other NEOs’ individual performance. All NEOs participate in the Company’s annual performance management process. At the beginning of the year, in consultation with the CEO, each executive sets individual and business unit or functional goals as part of performance planning. At the end of the year, performance is assessed based both on the executive’s achievement of his or her set goals and the extent to which that executive demonstrated throughout the year the Company’s core values of safety, customer focus, people, integrity and excellence. The assessment of executive performance against the Company’s values, which are fundamental to our ESG initiatives, is a key component of each individual’s annual performance evaluation. The Committee believes the fact that all employees that participate in our AIP are annually evaluated for the extent to which their work embodies our values is a key part of mitigating our overall compensation risk.

Mr. Petras evaluated the performance of Messrs. Leffler, Rutz, Hammons and Klaben and made a recommendation to the LD&C Committee regarding the level of individual performance each executive achieved relative to his set goals and the embodiment of our values. The Board evaluated Mr. Petras’ performance and considered the CEO’s recommendation regarding the individual achievement levels of the other NEOs. Based on performance related to their 2021 goals, Mr. Leffler received 110% of his individual performance target and Messrs. Petras, Rutz, Hammons and Klaben received 100% of their individual performance targets. The following table provides further detail about the 2021 annual bonus opportunity and payout under our AIP for each NEO:

	Annual Incentive Threshold (1)		Annual Incentive Target		Actual 2021 AIP Bonus Payout
	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)

Michael B. Petras, Jr.	87.5%	$875,000	125%	$1,250,000	114%	$1,137,500

Scott J. Leffler	49%	220,500	70%	315,000	65%	292,383

Michael P. Rutz	42%	180,600	60%	258,000	57%	246,390

Terrence G. Hammons, Jr.	35%	148,750	50%	212,500	7%	29,750	(2)

Matthew J. Klaben(3)	35%	148,750	50%	212,500	49%	176,225

1.	No payout is made for performance below threshold levels.

2.	Mr. Hammons’s bonus was prorated from the start of his service on November 1, 2021.

3.

Amounts shown represent Mr. Klaben’s threshold and target performance at the annual salary rate of $425,000 and target bonus percentage of 50%, his base salary and target bonus percentage before stepping down to become Deputy General Counsel effective November 1, 2021. On November 1, 2021, his annual salary rate was reduced to $300,000 and his target bonus percentage to 30%. Mr. Klaben’s actual bonus payout amount was as shown and is prorated from the time of his position change.

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Compensation Discussion and Analysis

Compensation Elements for 2021

Long-Term Equity Incentive Compensation

Consistent with our compensation philosophy, we use equity incentive compensation to incentivize long-term value creation and align our executives’ interests with those of our stockholders. The LD&C Committee also uses equity incentive compensation to attract and retain talent.

As described above, in “2021 Compensation Decisions”, in November 2020, in connection with our IPO, the LD&C Committee, with the assistance of Exequity, conducted a review of our executive compensation program and evaluated market data from our compensation peer group with respect to each element of the then-current NEOs’ compensation. In establishing the amount and terms of the equity awards granted to Messrs. Petras, Leffler, Rutz and Klaben on November 20, 2020, in connection with the IPO (the “IPO Equity Awards”), the Committee generally considered the factors described above in “2021 Compensation Decisions” and particularly:

•	the increased scope of responsibility required by each then-current NEO as a result of our IPO;

•	retention objectives, including the overall retentive value of NEOs’ existing unvested equity awards (on a stand-alone basis and relative to data regarding peer group company executives);

•	typical practices relating to the long-term incentive awards granted by companies undergoing an IPO, both in terms of level of grants and grant vehicles;

•

a desire to further align executives’ interests with stockholders’ in the achievement of a high-level of long-term performance and value, while discouraging the undertaking of undue short-term risks; and,

•	the extraordinary efforts of such executives in connection with the execution of our IPO.

As a result, the Board, upon the recommendation of the LD&C Committee approved the IPO Equity Awards for the non-CEO NEOs and, without the involvement of the CEO, approved the CEO’s IPO Equity Award, in each case in lieu of a formal 2021 equity award grant cycle. The target long-term incentive mix for the IPO Equity Awards and the sign-on equity award granted to Mr. Hammons was 60% stock options and 40% RSUs. In October 2021, in connection with Mr. Hammons joining the Company, the LD&C Committee recommended and the Board approved an equity award for Mr. Hammons.

The following sections further describe the equity incentive compensation, including the IPO Equity Awards, awarded to our NEOs under the Sotera Health Company 2020 Omnibus Incentive Plan (“2020 Incentive Plan”) in 2020 and 2021.

Stock Options

The IPO Equity Awards included options to purchase shares of our common stock. The Committee believed stock option awards were an appropriate long-term incentive vehicle both because they offered an immediate link between shareholder value creation and executive rewards upon the IPO, and because option awards aligned with typical practices among companies engaged in an IPO. On November 20, 2020, we awarded the following number of nonqualified stock options to our then-current NEOs at an exercise price of $23.00 per share: (i) Mr. Petras, 1,118,012, (ii) Mr. Leffler, 223,602, (iii) Mr. Rutz, 111,801 and (iv) Mr. Klaben, 134,161. Upon joining the Company, on November 11, 2021, Mr. Hammons received an award of 37,676 nonqualified stock options at an exercise price of $22.75 per share, consistent with the terms of his offer letter. See “Employment Agreements”, beginning on page 46, for more information about Mr. Hammons’s offer letter.

The stock option awards granted in 2020 and 2021 have a four-year vesting period, an exercise price equal to the closing share price on the date of grant, and a contractual term of 10 years. Continued service of the executive during the vesting period is generally required. Please refer to “Potential Payments Upon Termination or Change in Control” on page 48 for more information regarding the post-employment treatment of each NEO’s unvested equity awards.

For a description of grant date fair values related to stock options granted to our NEOs in 2020 and 2021, and related valuation assumptions, see note 4 to the 2021 Summary Compensation Table. The exercise price of each award is the closing share price of our common stock on the date the options were granted.

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Compensation Discussion and Analysis

Compensation Elements for 2021

Restricted Stock Units

The IPO Equity Awards also included RSUs. In addition to enhancing the linkage between shareholder value creation and executive rewards, RSUs are an effective retention tool after a significant corporate event like an IPO. Each RSU represents the right to receive one share of our common stock. On November 20, 2020, we awarded the following number of RSUs to our then-current NEOs: (i) Mr. Petras, 260,869, (ii) Mr. Leffler, 52,173, (iii) Mr. Rutz, 26,086 and (iv) Mr. Klaben, 31,304. Upon joining the Company, on November 11, 2021, Mr. Hammons received an award of 8,791 RSUs.

The RSU awards granted in 2020 and 2021 vest in equal annual installments over a four-year period beginning on the first anniversary of the date of grant. Continued service of the executive during the vesting period is generally required. Please refer to “Potential Payments Upon Termination or Change in Control” on page 48 for more information regarding the post-employment treatment of each NEO’s unvested equity awards.

Retirement Plans

In order to offer competitive total rewards that align with practices among our talent competitors, we maintain a tax-qualified 401(k) savings plan (the “401(k) Plan”), in which all U.S. employees, including our Named Executive Officers, are eligible to participate. The 401(k) Plan allows participants to contribute up to 100% of their pay on a pre-tax basis (or on a post-tax basis, with respect to elective Roth deferrals) into individual retirement accounts, subject to the maximum annual limits set by the Internal Revenue Service. We have historically made annual contributions to employee 401(k) accounts of up to 4.5% of an employee’s contributions to the 401(k) Plan. In 2021, we contributed up to $13,050 per employee. Participants are immediately fully vested in both their own contributions and our contributions to the 401(k) Plan.

Additionally, we maintain a non-qualified deferred compensation plan (the “Supplemental Retirement Benefit Plan”) under which a select group of management and highly compensated employees, including all of our NEOs, are permitted to supplement contributions made under the 401(k) Plan by deferring up to 50% of their bonus or salary. Although permitted by the Supplemental Retirement Plan, we have not previously provided matching employer contributions under this plan. Participants in the Supplemental Retirement Benefit Plan are permitted to elect to invest their accounts in the same investment options as are available under the 401(k) Plan. Distributions from the Supplemental Retirement Benefit Plan will be made on the earlier of (i) the Participant’s termination of employment with us, or (ii) a specified date at least two years from the time of deferral selected by the Participant at the time of deferral.

Contributions to our Supplemental Retirement Benefit Plan are described beginning on page 45 in the Non-Qualified Deferred Compensation Table. Of our NEOs, only Mr. Rutz participates in the Supplemental Retirement Benefit Plan.

Other Benefits and Perquisites

Our NEOs are eligible to participate in the same employee benefits generally available to all full-time employees on the same basis as these benefits are generally made available to all other Company employees. The LD&C Committee believes these limited benefits and perquisites are competitive with similar arrangements among our talent competitors, and thereby help support the recruitment and retention of critical executive talent. These benefits include medical and dental insurance, life insurance, and short- and long-term disability insurance. In 2021, the Company provided a paid executive physical examination for Mr. Petras and paid the cost of Hart-Scott-Rodino Act filing fees on behalf of Mr. Petras. Please see page 41 and note 6 to “All Other Compensation” in the Summary Compensation Table for details regarding the value of these perquisites.

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Compensation Discussion and Analysis

Other Compensation Policies and Practices

Other Compensation Policies and Practices

Employment Arrangements

Although our NEOs are employed “at-will” and their employment can be terminated at any time for any reason with or without cause, the Company is party to employment agreements with Messrs. Petras, Leffler and Rutz, and offer letters and restrictive covenants agreements with Messrs. Hammons and Klaben. Each of the employment agreements and offer letters in effect with our NEOs contain severance provisions, and the employment agreements with Messrs. Petras and Leffler contain “double-trigger” change in control provisions for the vesting of any portion of such executives’ unvested IPO Equity Award, and, in the case of Mr. Petras, any future equity awards, in the event such executive is terminated without cause or resigns for good reason within one (1) year following a change in control. The LD&C Committee believes severance provisions assist us in attracting and retaining executive talent and that change in control provisions are appropriate to help ensure continuity of management during a potential change in control.

Additional detail regarding each NEO’s employment arrangement is provided in the sections “Employment Agreements” on page 46, and “Potential Payments Upon Termination or Change in Control” on page 48.

Policy Regarding Prohibition on Hedging and Pledging

We have adopted an Insider Trading Policy, which provides that insiders, including executive officers and members of our Board, all employees at the Company’s global headquarters at 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio and others reasonably expected to have access to material non-public information, are prohibited from the following: entering into hedging or monetization transactions with respect to our securities, including zero-cost collars, equity swaps, exchange funds and forward sale contracts; holding our securities in a margin account; pledging our securities as collateral for a loan, unless approved in advance; short selling our securities; and engaging in any transaction in publicly traded options in our securities, including puts or calls or other derivative securities.

Stock Ownership Guidelines

In an effort to align the interests of our senior executive team, executive officers and directors with those of our stockholders, in March 2021, the LD&C Committee adopted stock ownership guidelines. Within five years of becoming subject to the guidelines, our senior executive team is expected to hold Company stock valued at the following multiple of their annual base salary: five-times annual base salary for our CEO and two-times annual base salary for each of our other NEOs and other members of the senior executive team. Our non-employee directors are expected to hold Company stock valued at five-times their annual cash retainer within five years of becoming subject to the guidelines. We count shares underlying RSUs and shares of unvested restricted stock which are subject to time-based vesting requirements as owned shares for purposes of these guidelines but do not count shares underlying stock options or shares of unvested restricted stock which are subject to performance-based vesting requirements as owned shares. The LD&C Committee will monitor compliance with these guidelines on an annual basis.

Each of Messrs. Petras, Leffler, Rutz and Klaben and Ms. Klee were in compliance with our stock ownership guidelines as of April 1, 2022, and Mr. Hammons and our other non-employee directors are on track to meet the ownership guidelines within the time required.

Compensation Risk Considerations

In consultation with Exequity, the LD&C Committee has reviewed our compensation program to assess whether it encourages excessive risk taking. In particular, the Committee has reviewed and considered our compensation policies and practices, including our mix of short- versus long-term incentives; cash- versus stock-based awards; stock ownership guidelines; assessment of individual performance against Company values; and the independent Board oversight of our

39

Compensation Discussion and Analysis

Other Compensation Policies and Practices

compensation program. Based on this review, the Committee agreed with Exequity’s assessment that any risks arising from our compensation program are not reasonably likely to have a material adverse effect on the Company. Our LD&C Committee conducts this assessment annually.

Policies and Practices Regarding Equity Awards

The Company does not grant equity awards when in possession of material non-public information. Generally, our broad-based equity awards will be granted at approximately the same time each year following our release of full-year financial results. When equity grants are approved outside of our regular annual cycle, for example in connection with a new hire, or a promotion or retention incentive, grants are made following the release of our next quarterly financial results. Stock options are granted only with an exercise price equal to the closing price of the Company’s stock on the date of grant.

Deductibility of Compensation

Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposed an annual deduction limit of $1 million on the amount of compensation paid to both the chief executive officer and certain other named executive officers. The deduction limit did not apply to performance-based compensation satisfying the requirements of Section 162(m). Effective in fiscal year 2018, the Tax Act eliminated the Section 162(m) provisions exempting performance-based compensation from the $1 million deduction limit for compensation granted or materially modified after November 2, 2017. While the LD&C Committee will take into account the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, it reserves the right to make compensation decisions based on other factors if the LD&C Committee determines it is in its best interests to do so.

Accounting for Stock-Based Compensation

We account for stock-based payments, including payments under the our 2020 Incentive Plan, in accordance with FASB ASC Topic 718, “Stock Compensation.”

Compensation Committee Interlocks and Insider Participation

None of the members of our LD&C Committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or LD&C Committee.

Compensation Committee Report

The Leadership Development and Compensation Committee of the Board has reviewed and discussed with management the Company’s Compensation Discussion and Analysis. Based on this review and discussion, the Leadership Development and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Respectfully submitted,

The Leadership Development and Compensation Committee

James C. Neary, Chair

Constantine S. Mihas

2022 Notice and Proxy Statement	40

Compensation Tables

Summary Compensation Table

COMPENSATION TABLES

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our Named Executive Officers during the years ended December 31, 2019, December 31, 2020 and December 31, 2021:

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total

Michael B. Petras, Jr. Chairman and Chief Executive Officer	2021	$1,000,000	—	—	—	$1,137,500	$60,074	$2,197,574
	2020	727,692	$700,000	$6,000,000	$9,000,000	738,957	37,609	17,204,248
	2019	700,000	1,000,000	—	—	759,500	12,600	2,472,100

Scott J. Leffler Chief Financial Officer and Treasurer	2021	$450,000	—	—	—	$292,383	$13,050	$755,433
	2020	369,805	$225,000	$1,200,000	$1,800,000	222,113	24,913	3,841,831
	2019	352,135	1,650,000	—	—	229,240	12,600	2,243,975

Michael P. Rutz President of Sterigenics	2021	$430,000	—	—	—	$246,390	$13,050	$689,440
	2020	269,577	$50,000	$4,800,000	900,000	153,133	10,623	6,183,333

Terrence G. Hammons, Jr. SVP, General Counsel and Secretary	2021	$65,385	—	$200,000	$300,000	$29,750	$490	$595,625

Matthew J. Klaben(7) Former SVP, General Counsel and Secretary	2021	$405,769	—	—	—	$176,225	$13,050	$595,044

1.

Amounts reported in this column represent annual base salary paid to our NEOs, if any, for 2019, 2020 and 2021. For Messrs. Petras and Leffler, the amounts shown in 2020 include base salary actually paid before and after entering into amended and restated employment agreements in November 2020. See “Employment Agreements”. For Mr. Rutz, the amount shown for 2020 consists of base salary paid following the commencement of his employment in May 2020. For Mr. Hammons, the amount shown consists of base salary paid following the commencement of his employment in November 2021. The amount shown for Mr. Klaben in 2021 includes base salary actually paid before and after transitioning from the role of General Counsel to Deputy General Counsel in November 2021. See “Executive Transitions”.

2.

Amounts reported in this column represent bonuses paid to our NEOs, if any, for 2019, 2020 and 2021. Amounts shown in the bonus column for fiscal year 2019 include the value of discretionary cash bonuses for members of management relating to capital markets activity in 2019. In addition, for Mr. Leffler, the amount shown includes the value of a $1,500,000 retention bonus to which he was entitled under the terms of a CFO Bonus Agreement with the Company, which was paid on the first ordinary payroll date following November 18, 2019. See “Employment Agreements—Retention Agreement with Mr. Scott J. Leffler”. The amounts reported for Messrs. Petras and Leffler for 2020 include the value of discretionary cash bonuses granted in connection with our IPO. The amount shown for Mr. Rutz in 2020 represents a one-time lump sum cash sign-on bonus equal to $50,000, which was paid on the first ordinary payroll date following May 21, 2020 pursuant to his offer letter. See “Employment Agreement with Mr. Michael P. Rutz”.

3.

Amounts in this column reflect the aggregate grant date fair value of share-based compensation awarded during the year. In lieu of our formal grant cycle in 2021, our NEOs received equity grants in November 2020, in connection with our IPO. For Messrs. Petras and Leffler, this amount includes the grant date fair value of RSUs granted in connection with our IPO. For Mr. Rutz, this amount includes the grant date fair value of RSUs granted in connection with our IPO and the grant date fair value of a limited partnership interest in Topco Parent that was granted in connection with the commencement of his employment in 2020. In connection with our IPO, Mr. Rutz received a distribution of unvested restricted stock in respect of that limited partnership interest in Topco Parent. See “Corporate Reorganization & Distribution of Shares.” For Mr. Hammons, this amount includes RSUs granted in connection with the commencement of his employment in 2021. See “Offer Letter and Restrictive Covenants Agreement with Mr. Terrence G. Hammons, Jr.” The grant date fair value of this compensation was computed in accordance with the provisions of FASB ASC 718. The assumptions that we used to calculate these amounts are discussed in Note 16, “Share-Based Compensation” and Note 1, “Significant Accounting Policies” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

4.

Amounts in this column reflect the aggregate grant date fair value of stock options awarded during the year. In lieu of our formal grant cycle in 2021, our NEOs received equity grants in connection with our IPO in November 2020. For Messrs. Petras, Leffler and Rutz this amount includes the grant date fair value of options granted in connection with our IPO. For Mr. Hammons, this amount includes options granted in connection with the commencement of his employment in 2021. The grant date fair value of this compensation was computed in accordance with the provisions of FASB ASC 718. The assumptions that we used to calculate these amounts are discussed in Note 16, “Share-Based Compensation” and Note 1, “Significant Accounting Policies” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

5.	Amounts in this column reflect the value of annual cash incentive awards earned by each NEO under our Annual Incentive Plan in 2019, 2020 and 2021, as applicable. See “Annual Incentive Plan”.

41

Compensation Tables

Summary Compensation Table

6.

Amounts for fiscal year 2021 include the following: the value of Company contributions made on behalf of our NEOs under our 401(k) Plan, in which all U.S. employees, including our NEOs, are eligible to participate (for each of Messrs. Petras, Leffler, Rutz and Klaben: $13,050 and for Mr. Hammons $490), the value of a Company paid executive physical examination for Mr. Petras ($2,024), and the cost of Hart-Scott-Rodino Act filing fees paid by the Company on behalf of Mr. Petras ($45,000).

7.

Mr. Klaben is our former Senior Vice President, General Counsel and Secretary. See “Executive Transitions”. Mr. Klaben was not determined to be an NEO for 2020. Accordingly, our Summary Compensation Table only includes compensation information for Mr. Klaben for 2021.

Grants of Plan-Based Awards

The following table sets forth information regarding plan-based awards granted to each of our NEOs during the fiscal year ended December 31, 2021.

			Estimated future payouts under non-equity incentive plan awards (1)			All other stock awards: Number of shares of stock or units (#)		All other option awards: Number of securities underlying options (#)		Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards
Name	Name of Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Michael B. Petras, Jr.	Annual Incentive Plan	3/4/2021	$875,000	$1,250,000	$2,500,000

Scott J. Leffler	Annual Incentive Plan	3/4/2021	220,500	315,000	630,000

Michael P. Rutz	Annual Incentive Plan	3/4/2021	180,600	258,000	516,000

Terrence G. Hammons, Jr.	Annual Incentive Plan	3/4/2021	45,769	32,692	130,769
	2020 Incentive Plan	11/11/2021				8,791	(2)				$200,000
	2020 Incentive Plan	11/11/2021						37,676	(3)	$22.75	$300,000

Matthew J. Klaben	Annual Incentive Plan	3/4/2021	135,558	193,654	387,307

1.

Represents the threshold, target and maximum values for payments under the Company’s Annual Incentive Plan with respect to service in 2021. No payout is received for performance under the threshold metric. For Mr. Hammons, the amounts shown are prorated from the time of his joining the Company. For Mr. Klaben, amounts shown are prorated for his time as Senior Vice President, General Counsel and Secretary and Deputy General Counsel when his target bonus percentage was reduced from 50% to 30% of his then-current base salary. See “Executive Transitions”.

2.

These RSUs were granted under our 2020 Incentive Plan in connection with the commencement of Mr. Hammons’s employment and vest in equal yearly installments over a four-year period beginning on November 11, 2021, subject to continued employment through each applicable vesting date.

3.

These stock options were granted under our 2020 Incentive Plan in connection with the commencement of Mr. Hammons’s employment and vest in equal yearly installments over a four-year period beginning on November 11, 2021, subject to continued employment through each applicable vesting date.

2022 Notice and Proxy Statement	42

Compensation Tables

Outstanding Equity Awards at 2021 Year-End

Outstanding Equity Awards at 2021 Year-End

The following table sets forth information regarding outstanding equity awards held as of December 31, 2021 by each of our NEOs.

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (9)

Michael B. Petras, Jr.	279,503	(1)	838,509	(1)	$23.00	11/20/2030
							195,652	(2)	$4,607,605

Scott J. Leffler	55,901	(1)	167,701	(1)	$23.00	11/20/2030
							39,130	(2)	$921,512
							25,523	(3)	$601,067
										168,769	$3,974,510

Michael P. Rutz	27,950	(1)	83,851	(1)	$23.00	11/20/2030
							19,564	(2)	$460,732
							389,432	(4)	$9,171,124

Terrence G. Hammons, Jr.	—		37,676	(5)	$22.75	11/11/2031
							8,791	(6)	$207,028

Matthew J. Klaben	33,540	(1)	100,621	(1)	$23.00	11/20/2030
							23,478	(2)	$552,907
										93,760	$2,208,048

1.

These stock options were granted under the 2020 Incentive Plan in connection with our IPO and vest in four equal installments on each of the first four anniversaries of the date of grant, beginning on November 20, 2021, subject to continued employment through each applicable vesting date.

2.

These RSUs were granted under our 2020 Incentive Plan in connection with our IPO and vest in four equal installments on each of the first four anniversaries of the date of grant, beginning on November 20, 2021, subject to continued employment through each applicable vesting date.

3.

Represents shares of unvested restricted common stock that vest on a daily basis pro rata through April 3, 2022, subject to continued employment through each such vesting date. In connection with our IPO, these shares of unvested restricted stock were distributed in respect of Mr. Leffler’s limited partnership interest held in Topco Parent. See “Corporate Reorganization & Distribution of Shares.”

4.

Represents shares of unvested restricted common stock distributed to Mr. Rutz in respect of the limited partnership interest in Topco Parent that Mr. Rutz was granted in connection with the commencement of his employment. These shares of unvested restricted stock were distributed in respect of Mr. Rutz’s limited partnership interest held in Topco Parent and continue to vest according to the same vesting schedule applicable to the limited partnership interest. As a result, 20% of the unvested restricted shares of our common stock vested on May 13, 2021 (the one year anniversary of the vesting commencement date of the limited partnership interest in Topco Parent) and the remainder vest on a daily basis pro rata through May 13, 2025, subject to continued employment through each such vesting date. See “Corporate Reorganization & Distribution of Shares.”

5.

These stock options were granted under the 2020 Incentive Plan in connection with the commencement of Mr. Hammons’s employment and vest in four equal installments on each of the first four anniversaries of the date of grant, beginning on November 11, 2022, subject to continued employment through each applicable vesting date.

6.

These RSUs were granted under the 2020 Incentive Plan in connection with the commencement of Mr. Hammons’s employment and vest in four equal installments on each of the first four anniversaries of the date of grant, beginning on November 11, 2022, subject to continued employment through each applicable vesting date.

7.	Represents the fair market value of shares unvested as of December 31, 2021, based on the closing market price of $23.55 on December 31, 2021.

8.

Represents shares of unvested restricted stock subject to performance-based vesting requirements. The restricted stock will vest as of the first date on which (i) our Sponsors have received two and one-half times their invested capital in Topco Parent and (ii) the Sponsors’ internal rate of return exceeds twenty percent, subject to the grantee’s continued services through such date. In connection with our IPO, these shares of unvested

43

Compensation Tables

Outstanding Equity Awards at 2021 Year-End

restricted stock were distributed in respect of the limited partnership interests Messrs. Leffler and Klaben held in Topco Parent. See “Corporate Reorganization & Distribution of Shares.”

9.	Represents the fair market value of shares that were unvested as of December 31, 2021, based on the closing market price of $23.55 on December 31, 2021.

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Compensation Tables

Option Exercises and Stock Vested

Option Exercises and Stock Vested

The following table sets forth information regarding stock vested in the fiscal year ended December 31, 2021 by each of our NEOs. None of our NEOs exercised option awards in the fiscal year ended December 31, 2021.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Michael B. Petras, Jr.	65,217	$1,469,991

Scott J. Leffler	114,304	2,806,475

Michael P. Rutz	195,847	4,417,149

Terrence G. Hammons, Jr.	—	—

Matthew J. Klaben	56,839	1,410,973

1.

Includes RSUs granted under our 2020 Incentive Plan in connection with our IPO, one-quarter of which vested on November 20, 2021 and, for each of Messrs. Leffler, Rutz and Klaben, shares of restricted stock, distributed in respect of his respective limited partnership interest held in Topco Parent prior to our IPO, that vested throughout the year. The number of shares of restricted stock that vested in 2021 for each of Messrs. Leffler, Rutz and Klaben was 101,261 shares, 189,325 shares and 49,013 shares, respectively.

2.	Consists of the value realized upon the vesting of RSUs and restricted stock, in each case, calculated by multiplying the number of shares vested by the share price on each applicable vesting date.

Non-Qualified Deferred Compensation

The following table sets forth information regarding contributions to our Supplemental Retirement Benefit Plan in the fiscal year ended December 31, 2021 by each of our NEOs. As of the date hereof, the only NEO who has participated in our Supplemental Retirement Benefit Plan is Mr. Rutz. We have not previously provided matching employer contributions under the Supplemental Retirement Plan, although we are permitted to do so by its terms. See “Retirement Plans” for more information on the Supplemental Retirement Plan. We do not offer any other nonqualified retirement plans or pension benefits.

Name	Executive Contributions in Last FY ($) (1)	Registrant contributions in last FY ($) (2)	Aggregate earnings in last FY ($) (3)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($) (4)

Michael P. Rutz	$116,627	—	$18,445	—	$135,072

1.	Amounts in this column are also reported as salary in the Summary Compensation Table.

2.

Amounts in this column represent Company contributions to the Supplemental Retirement Benefit Plan. There have been no such contributions to date, so no such contributions are included in the Summary Compensation Table.

3.

Amounts reported in this column reflect earnings in investment options that are consistent with those offered under the qualified 401(k) Plan. These amounts are not included in the Summary Compensation Table because the earnings are not “above-market” or preferential.

4.

There were no contributions made by NEOs to our Supplemental Retirement Plan prior to the fiscal year ended December 31, 2021, so this column does not include any amounts reported in the Summary Compensation Table for prior years.

45

POTENTIAL TERMINATION PAYMENTS

Employment Agreements

POTENTIAL TERMINATION PAYMENTS

The Company is party to employment agreements with Messrs. Petras, Leffler and Rutz, and offer letters and restrictive covenants agreements with Messrs. Hammons and Klaben. Although all of our executives are employed “at-will” and their employment can be terminated at any time for any reason with or without cause, each of the employment agreements or offer letters in effect with our NEOs contain severance provisions. In this section we describe the compensation agreements in effect with each NEO and describe and quantify the compensation that may be payable to each NEO under such existing compensation arrangement or plan.

Employment Agreements

Employment Agreement with Mr. Michael B. Petras, Jr.

Mr. Petras entered into an employment agreement with our subsidiary, Sotera Health LLC, dated May 25, 2016 (the “CEO Employment Agreement”), pursuant to which he served as CEO and as a member of Topco Parent’s Board of Managers. Under the terms of the CEO Employment Agreement, Mr. Petras’s initial annual base salary in connection with his appointment as CEO was set at $700,000, less applicable withholding taxes. See the Summary Compensation Table for information on Mr. Petras’s base salary paid in 2019, 2020 and 2021. Under the CEO Employment Agreement, Mr. Petras was also eligible to receive an annual bonus based on his attainment of one or more pre-established performance criteria established by Topco Parent’s Board of Managers, with his annual target bonus opportunity equal to 100% of his then-current annual base salary.

In connection with the IPO, Sotera Health LLC assigned its rights and obligations under the CEO Employment Agreement to our Company and we entered into an amended and restated employment agreement with Mr. Petras which replaced his existing employment agreement effective as of the closing of the IPO (the “Amended and Restated CEO Employment Agreement”). Under the terms of the Amended and Restated CEO Employment Agreement, Mr. Petras serves as our CEO and Executive Chairman of our Board. Mr. Petras’s initial annual base salary was set at $1,000,000 as of November 2020, less applicable withholding taxes. Mr. Petras is eligible to receive an annual bonus based on the attainment of certain pre-established performance criteria established by our Board, with his annual target bonus opportunity equal to 125% of his then-current annual base salary.

Under the Amended and Restated CEO Employment Agreement, Mr. Petras is eligible to receive certain payments and benefits in the event of a termination of his employment by us without “cause” or due to his death or disability or a termination of employment by him for “good reason” (as each of these terms are defined in the Amended and Restated CEO Employment Agreement), which are described in detail under “Potential Payments Upon Termination or Change in Control” below.

Employment Agreement with Mr. Scott J. Leffler

Mr. Leffler entered into an employment agreement with our subsidiary, Sotera Health LLC, dated April 3, 2017 (the “CFO Employment Agreement”), pursuant to which he served as CFO. Under the terms of the CFO Employment Agreement, Mr. Leffler’s initial annual base salary in connection with his appointment as CFO was set at $340,000, less applicable withholding taxes. See the Summary Compensation Table for information on Mr. Leffler’s base salary paid in 2019, 2020 and 2021. Under the CFO Employment Agreement, Mr. Leffler was also eligible to receive an annual bonus based on his attainment of one or more pre-established performance criteria established by Topco Parent’s Board of Managers, with his annual target bonus opportunity equal to 60% of his then-current annual base salary.

In connection with the IPO, Sotera Health LLC, assigned its rights and obligations under the CFO Employment Agreement to our Company and we entered into an amended and restated employment agreement with Mr. Leffler which replaced his existing employment agreement effective as of the closing of the IPO (the “Amended and Restated CFO Employment Agreement”). Under the terms of the Amended and Restated CFO Employment Agreement, Mr. Leffler serves as our CFO. Mr. Leffler’s initial annual base salary was set at $450,000 as of November 2020, less applicable withholding taxes. Mr. Leffler is also eligible to receive an annual bonus based on the attainment of certain pre-established performance criteria established by our Board, with his annual target bonus opportunity equal to 70% of his then-current annual base salary.

Under the Amended and Restated CFO Employment Agreement, Mr. Leffler is eligible to receive certain payments and benefits in the event of a termination of his employment by us without “cause” or a termination of employment by him for

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POTENTIAL TERMINATION PAYMENTS

Employment Agreements

“good reason” (as each of these terms is defined in the CFO Employment Agreement), which are described in detail under “Potential Payments Upon Termination or Change in Control” below.

Retention Agreement with Mr. Scott J. Leffler

Mr. Leffler entered into a bonus agreement with our subsidiary, Sotera Health LLC, dated as of November 18, 2019 (the “CFO Bonus Agreement”). Pursuant to the CFO Bonus Agreement, on the first ordinary payroll date following November 18, 2019, Mr. Leffler received a cash retention bonus of $1,500,000 (less applicable tax withholdings) in consideration for his agreement to continue active employment with Sotera Health LLC through November 18, 2021 (the “Retention Date”). If prior to the Retention Date, Mr. Leffler terminated his employment without “good reason” (as described below in “Potential Payments Upon Termination or Change in Control”, but excluding a termination due to Mr. Leffler’s death or disability), Mr. Leffler was obligated to repay, on a pre-tax basis, the full amount of the retention bonus. In connection with the IPO, Sotera Health LLC assigned its rights and obligations under the CFO Bonus Agreement to our Company and we entered into an amended and restated bonus agreement with Mr. Leffler which reflects such assignment.

Employment Agreement with Mr. Michael P. Rutz

Mr. Rutz entered into an employment agreement with our subsidiary, Sotera Health LLC, dated May 21, 2020 (the “Rutz Employment Agreement”), pursuant to which he serves as President, Sterigenics. Under the terms of the Rutz Employment Agreement, Mr. Rutz’s initial annual base salary in connection with his appointment as President, Sterigenics was set at $430,000, less applicable withholding taxes. See the Summary Compensation Table for information on Mr. Rutz’s base salary paid in 2020 and 2021. Under the Rutz Employment Agreement, Mr. Rutz is also eligible to receive an annual bonus based on his attainment of one or more pre-established performance criteria, with his annual target bonus opportunity equal to 60% of his then-current annual base salary.

In connection with the commencement of Mr. Rutz’s employment, he received a one-time lump sum cash payment equal to $50,000 (the “Sign-on Bonus”), which was paid on the first ordinary payroll date following May 21, 2020. If Mr. Rutz’s employment with the Company is terminated by Mr. Rutz without “good reason” (as described below in “Potential Payments Upon Termination or Change in Control”, but excluding a termination due to Mr. Rutz’s death or disability), or by the Company for “cause,” in each case prior to the second anniversary of the commencement of Mr. Rutz’s employment, he is obligated to repay, on a pre-tax basis, a pro-rata portion of the Sign-on Bonus.

In addition, under the terms of the Rutz Employment Agreement, Mr. Rutz is entitled to receive a one-time lump sum cash payment equal to $1,500,000, less applicable tax withholdings, upon a change of control, contingent upon his continued employment through the consummation of a change of control.

Under the Rutz Employment Agreement, Mr. Rutz is eligible to receive certain payments and benefits in the event of a termination of his employment by us without “cause” or a termination of employment by him for “good reason” (as each of these terms are defined in the Rutz Employment Agreement), which are described in detail under “Potential Payments Upon Termination or Change in Control” below.

Offer Letter and Restrictive Covenants Agreement with Mr. Terrence G. Hammons, Jr.

Mr. Hammons is a party to an offer letter with us dated August 18, 2021 (the “Hammons Offer Letter”), pursuant to which he serves as Senior Vice President and General Counsel. Under the terms of the Hammons Offer Letter, Mr. Hammons’s initial annual base salary in connection with his appointment as Senior Vice President and General Counsel was set at $425,000, less applicable withholding taxes. See the Summary Compensation Table for information on Mr. Hammons’s base salary paid in 2021. Under the Hammons Offer Letter, Mr. Hammons is also eligible to participate in the Annual Incentive Plan, with his annual target incentive opportunity equal to 50% of his then-current annual base salary. In 2021, Mr. Hammons received an equity award with a grant date fair value of $500,000, and in 2022 is eligible for an equity award with a grant date fair value of $750,000, in each case contingent upon the approval of the LD&C Committee and the terms and conditions of the 2020 Incentive Plan, as well as any applicable grant notices and agreements.

In connection with the commencement of Mr. Hammons’s employment, he received a one-time lump sum cash payment equal to $500,000 (the “Hammons Sign-on Bonus”), which was paid on the first ordinary payroll date in February 2022. If

47

POTENTIAL TERMINATION PAYMENTS

Employment Agreements

Mr. Hammons’s employment with the Company is terminated by Mr. Hammons for any reason, or by the Company for “cause,” in each case prior to the second anniversary of the commencement of Mr. Hammons’s employment, he is obligated to repay, on a pre-tax basis, a pro-rata portion of the Hammons Sign-on Bonus.

Under the Hammons Offer Letter, Mr. Hammons is eligible to receive certain payments and benefits in the event of a termination of his employment by us without “cause” (as defined in the Hammons Offer Letter), which are described in detail under “Potential Payments Upon Termination or Change in Control” below.

In connection with the commencement of his employment and in consideration of the terms of the Hammons Offer Letter, Mr. Hammons also entered into a restrictive covenants agreement dated November 1, 2021 (the “Hammons RCA”). Per the terms of the Hammons RCA, Mr. Hammons is subject to an indefinite confidentiality clause and non-disparagement clause, as well as non-competition and non-solicitation clauses which shall be effective during the term of employment and for 12 months following termination of employment.

Offer Letter and Restrictive Covenants Agreement with Mr. Matthew J. Klaben

Mr. Klaben entered into an employment agreement with our subsidiary, Sotera Health LLC, dated December 12, 2016, pursuant to which he served as our Senior Vice President and General Counsel (the “Klaben Employment Agreement”). Under the terms of the Klaben Employment Agreement, Mr. Klaben’s initial annual base salary in connection with his appointment as Senior Vice President and General Counsel was set at $345,000, less applicable withholding taxes. See the Summary Compensation Table for information on Mr. Klaben’s base salary paid in 2021. Under the Klaben Employment Agreement, Mr. Klaben was also eligible to receive an annual bonus based on his attainment of one or more pre-established performance criteria established by Topco Parent’s Board of Managers, with his annual target bonus opportunity equal to 40% of his then-current annual base salary.

In connection with the IPO, Sotera Health LLC, assigned its rights and obligations under the Klaben Employment Agreement to our Company and we entered into an amended and restated employment agreement with Mr. Klaben which replaced his existing employment agreement effective as of the closing of the IPO (the “Amended and Restated Klaben Employment Agreement”). Under the terms of the Amended and Restated Klaben Employment Agreement, Mr. Klaben served as our Senior Vice President and General Counsel. Mr. Klaben’s initial annual base salary was set at $425,000 as of November 2020, less applicable withholding taxes. Mr. Klaben was also eligible to receive an annual bonus based on the attainment of certain pre-established performance criteria established by our Board of directors, with his annual target bonus opportunity equal to 50% of his then-current annual base salary.

In connection with his transition to the role of Deputy General Counsel, Mr. Klaben entered into an offer letter with the Company (the “Klaben Offer Letter”), which sets out the terms of his role as Deputy General Counsel, effective November 1, 2021, and supersedes the Amended and Restated Klaben Employment Agreement. Under the terms of the Klaben Offer Letter, Mr. Klaben’s initial annual base salary in connection with his appointment as Deputy General Counsel was set at $300,000, less applicable withholding taxes. Under the Klaben Offer Letter, Mr. Klaben is also eligible to participate in the Annual Incentive Plan, with his annual target incentive opportunity equal to 30% of his then-current annual base salary, and in 2022, Mr. Klaben is eligible for an equity award with a grant date fair value of $350,000, contingent upon the approval of the LD&C Committee and the terms and conditions of the 2020 Incentive Plan, as well as any applicable grant notices and agreements.

In consideration of the terms of the Klaben Offer Letter, Mr. Klaben also entered into a restrictive covenants agreement dated November 1, 2021 (the “Klaben RCA”). Per the terms of the Klaben RCA, Mr. Klaben is subject to an indefinite confidentiality clause and non-disparagement clause, as well as non-competition and non-solicitation clauses which shall be effective during the term of employment and for 12 months following termination of employment.

Potential Payments Upon Termination or Change in Control

Potential Payments to Mr. Michael B. Petras, Jr.

In the event of a termination of employment by us without “cause” or by him for “good reason” (each as defined in the Amended and Restated CEO Employment Agreement), Mr. Petras, upon execution of a general release of claims in our

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POTENTIAL TERMINATION PAYMENTS

Potential Payments Upon Termination or Change in Control

favor and subject to continued compliance with the terms of such release and the restrictive covenants set forth in the Amended and Restated CEO Employment Agreement, will be eligible to receive:

•

An amount equal to two-times (2x) his then-current annual base salary (determined before any reduction that gave rise to executive’s right to terminate employment for “good reason”) payable in a lump sum within 60 days following his termination date,

•

If Mr. Petras elects COBRA, monthly reimbursement of the COBRA premiums incurred by Mr. Petras in an amount equal to the employer portion of the health insurance coverage provided to active employees for up to 12 months, provided that this benefit will cease if Mr. Petras becomes reemployed with another employer prior to the expiration of the 12 month period, and

•	2 years of additional time-based vesting credit with respect to all then outstanding and unvested equity awards.

Under the Amended and Restated CEO Employment Agreement, “cause” generally means Mr. Petras’s (i) disclosure of confidential information or trade secrets of the Company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, which use or disclosure causes or is demonstrably likely to cause a material injury to any of these parties, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States, Canada or any jurisdiction in which Mr. Petras resides, (iii) fraud, willful misconduct or gross neglect in the performance of his material duties or engagement in any other willful misconduct or willful engagement in any act or omission involving dishonesty, unethical business conduct or moral turpitude which has caused a material injury to the Company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, (v) intentional failure to perform assigned duties subject to a 30 day cure period or (vi) breach of his non-competition covenant or any material breach of any other restrictive covenants to which Mr. Petras may be subject.

Under the Amended and Restated CEO Employment Agreement, “good reason” generally means (i) any material reduction in Mr. Petras’s title, status or authority, including, following the completion of the IPO, the failure to elect Mr. Petras to serve as the Executive Chairman of the Board of directors, (ii) any material reduction of Mr. Petras’s responsibilities, annual base salary or annual bonus opportunity, other compensation or the aggregate value of Mr. Petras’s benefits, (iii) the failure to grant certain IPO Equity Awards to Mr. Petras or (iv) the failure to provide for certain time-based vesting protections in connection with any future equity awards granted to Mr. Petras.

Potential Payments to Mr. Scott J. Leffler

In the event of a termination of employment by us without “cause” or by him for “good reason” (in each case as defined in the Amended and Restated CFO Employment Agreement), Mr. Leffler, upon execution of a general release of claims in our favor and subject to continued compliance with the terms of such release and the restrictive covenants set forth in the Amended and Restated CFO Employment Agreement, will be eligible to receive:

•	A continuation of his then-current annual base salary (determined before any reduction that gave rise to executive’s right to terminate employment for “good reason”) for 18 months, and

•

Continuation of his health insurance coverage as though he had continued to be an active employee of the Company, or if he is unable to so participate and elects COBRA, monthly reimbursement for the difference between the monthly COBRA premium over the monthly premium he would have paid had he continued to be an active employee, for 18 months, provided that this benefit will cease if Mr. Leffler becomes reemployed with another employer that offers medical insurance prior to the expiration of the 18 month period.

Under the Amended and Restated CFO Employment Agreement, “cause” generally means Mr. Leffler’s (i) disclosure of confidential information or trade secrets of the Company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, which use or disclosure causes or is likely to cause a material injury to any of these parties, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States, Canada or any jurisdiction in which Mr. Leffler resides, (iii) fraud, willful misconduct or gross neglect in the performance of his duties or engagement in any other willful misconduct or willful engagement in any act or omission involving dishonesty, unethical business conduct or moral turpitude which has caused a material injury to the Company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, (v) intentional failure to perform assigned duties after a written notification from our Board or (vi) breach of the Amended and Restated CFO Employment Agreement.

Under the Amended and Restated CFO Employment Agreement, “good reason” generally means (i) any material reduction in Mr. Leffler’s title, status or authority, (ii) any material reduction of Mr. Leffler’s responsibilities, annual base salary, annual

49

POTENTIAL TERMINATION PAYMENTS

Potential Payments Upon Termination or Change in Control

bonus opportunity, other compensation or the aggregate value of Mr. Leffler’s benefits, (iii) relocation of Mr. Leffler’s primary place of employment by more than 50 miles or (iv) the failure to grant certain IPO Equity Awards to Mr. Leffler.

Potential Payments to Mr. Michael P. Rutz

In the event of a termination of employment by us without “cause” or by him for “good reason” (in each case as defined in the Rutz Employment Agreement), Mr. Rutz, upon execution of a general release of claims in our favor and subject to continued compliance with the terms of such release and the restrictive covenants set forth in the Rutz Employment Agreement, will be eligible to receive:

•	A continuation of his then-current annual base salary (determined before any reduction that gave rise to executive’s right to terminate employment for “good reason”) for 12 months, and

•

Continuation of his health insurance coverage as though he had continued to be an active employee of the Company, or if he is unable to so participate and elects COBRA, monthly reimbursement for the difference between the monthly COBRA premium over the monthly premium he would have paid had he continued to be an active employee, for 12 months, provided that this benefit will cease if Mr. Rutz becomes reemployed with another employer that offers medical insurance prior to the expiration of the 12 month period.

Under the Rutz Employment Agreement, “cause” generally means Mr. Rutz’s (i) disclosure of confidential information or trade secrets of the Company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, which use or disclosure causes or is likely to cause a material injury to any of these parties, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States, Canada or any jurisdiction in which Mr. Rutz resides, (iii) fraud, willful misconduct or gross neglect in the performance of his duties or engagement in any other willful misconduct or willful engagement in any act or omission involving dishonesty, unethical business conduct or moral turpitude which has caused or is demonstrably likely to cause a material injury to the Company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, (iv) intentional failure to perform assigned duties after a written notification from our Board and failure to correct such deficiencies within 30 days or (v) breach of the Rutz Employment Agreement.

Under the Rutz Employment Agreement, “good reason” generally means (i) any material reduction in Mr. Rutz’s title, status or authority, any material reduction of Mr. Rutz’s responsibilities, annual base salary, annual bonus opportunity, other compensation or the aggregate value of Mr. Rutz’s benefits, (iii) relocation of Mr. Rutz’s primary place of employment by more than 50 miles or (iv) the failure to grant the title of President, Sterigenics to Mr. Rutz by December 31, 2020.

In addition, under the terms of the Rutz Employment Agreement, Mr. Rutz is entitled to receive a one-time lump sum cash payment equal to $1,500,000, less applicable tax withholdings, upon a change in control, contingent upon his continued employment through the consummation of a change in control.

Potential Payments to Mr. Terrence G. Hammons, Jr.

In the event of a termination of employment by us without “cause” (as defined in the Hammons Offer Letter), Mr. Hammons, upon execution of a general release of claims in our favor and subject to continued compliance with the terms of such release and the restrictive covenants set forth in the Hammons Offer Letter, will be eligible to receive:

•	A continuation of his then-current annual base salary for 12 months.

Under the Hammons Offer Letter, “cause” generally means Mr. Hammons’s (i) intentional unauthorized use or disclosure of the confidential Information or trade secrets of the Company and its affiliates or any of their respective customers or suppliers, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States, Canada or any province or state thereof or the laws of any other jurisdiction in which Mr. Hammons resides, (iii) fraud, willful misconduct or gross neglect in the performance of his duties or engagement in any other willful misconduct which has caused material injury to the Company or any of its affiliates or any of their respective customers or suppliers, (iv) willful engagement in any act or omission involving dishonesty, breach of trust, unethical business conduct or moral turpitude, in each case involving the Company or any of its affiliates, or any of their respective customers or suppliers, (v) failure to perform lawful assigned duties or (v) breach of any restrictive covenant to which he is subject.

2022 Notice and Proxy Statement	50

POTENTIAL TERMINATION PAYMENTS

Potential Payments Upon Termination or Change in Control

Potential Payments to Mr. Matthew J. Klaben

In the event of a termination of employment by us without “cause” (as defined in the Klaben Offer Letter), Mr. Klaben, upon execution of a general release of claims in our favor and subject to continued compliance with the terms of such release and the restrictive covenants set forth in the Klaben Offer Letter, will be eligible to receive:

•	A continuation of his then-current annual base salary for 12 months.

Under the Klaben Offer Letter, “cause” generally means Mr. Klaben’s (i) intentional unauthorized use or disclosure of the confidential Information or trade secrets of the Company and its affiliates or any of their respective customers or suppliers, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States, Canada or any province or state thereof or the laws of any other jurisdiction in which Mr. Klaben resides, (iii) fraud, willful misconduct or gross neglect in the performance of his duties or engagement in any other willful misconduct which has caused material injury to the Company or any of its affiliates or any of their respective customers or suppliers, (iv) willful engagement in any act or omission involving dishonesty, breach of trust, unethical business conduct or moral turpitude, in each case involving the Company or any of its affiliates, or any of their respective customers or suppliers, (v) failure to perform lawful assigned duties or (v) breach of any restrictive covenant to which he is subject.

Treatment of IPO and 2021 Equity Awards Upon Termination or Change in Control

In connection with our IPO, in lieu of our formal 2021 equity award grant cycle, we granted IPO Equity Awards to our NEOs in the form of RSUs and nonqualified options to purchase shares of our common stock with grant date fair values based on the IPO price. See “Compensation Elements for 2021—Long-Term Equity Incentive Compensation” and “Outstanding Equity Awards at 2021 Year-End”. In addition to the treatment upon a termination without “cause” or for “good reason” described above, under the terms of the IPO Equity Awards each of Messrs. Petras, Leffler, Rutz and Klaben will receive two (2) years of additional time-based vesting credit in respect of all outstanding unvested IPO Equity Awards upon a termination of employment by reason of the grantee’s death or Disability (as defined in the 2020 Incentive Plan). Messrs. Leffler and Rutz will receive an additional two (2) years of time-based vesting credit in respect of all outstanding unvested IPO Equity Awards in the event that, following the two (2) year anniversary of the IPO Equity Award grant date, the grantee retires at or older than age fifty-five (55) with ten (10) or more years of service to the Company. With respect to Mr. Petras, all unvested IPO Equity Awards shall vest in full upon Mr. Petras’s voluntary retirement following the date on which the sum of Mr. Petras’s attained age and years of service with the Company equals or exceeds sixty-five (65). Notwithstanding the foregoing, the IPO Equity Awards do not qualify for such vesting credit to the extent they were granted within the twelve (12) month period immediately prior to a grantee’s retirement. No NEO was eligible for retirement on December 31, 2021.

Under the terms of the IPO Equity Awards, in the event of a Change in Control (as defined in the 2020 Incentive Plan) where any outstanding unvested portion of the IPO Equity Awards are not assumed or substituted by the acquirer, such unvested awards will vest as of the date of such Change in Control. In the event of a Change in Control where outstanding IPO Equity Awards are assumed or substituted by the acquirer and Messrs. Petras, Leffler, Rutz and Klaben is terminated by the acquirer without “cause” (as defined in such NEO’s employment agreement) or such executive terminates his employment for “good reason” (as defined in such NEO’s employment agreement), in each case, within the one (1) year period immediately following such Change in Control, any then unvested IPO Equity Award will vest as of the date of such NEO’s termination.

In connection with the commencement of his employment with the Company, Mr. Hammons was granted an award of options and RSUs under our 2020 Incentive Plan on November 11, 2021 (the “Hammons Equity Awards”). Under the terms of the Hammons Equity Awards, Mr. Hammons will receive two (2) years of additional time-based vesting credit in respect of all outstanding unvested equity awards upon a termination of employment by reason of his death or Disability (as defined in the 2020 Incentive Plan). In the event of a Change in Control (as defined in the 2020 Incentive Plan) where any outstanding unvested portion of the Hammons Equity Awards are not assumed or substituted by the acquirer, such unvested awards will vest as of the date of such Change in Control. In the event of a Change in Control where the outstanding Hammons Equity Awards are assumed or substituted by the acquirer and Mr. Hammons is terminated by the acquirer without “cause” (as defined in the 2020 Incentive Plan) within the one (1) year period immediately following such Change in Control, any then unvested Hammons Equity Award will vest as of the date of Mr. Hammons’s termination.

51

Potential Termination Payments

Potential Post-Employment Payments Table

Potential Post-Employment Payments Table

The payments that each of our NEOs would be entitled to if a termination of employment or a change in control had taken place on December 31, 2021 are as follows:

	Benefit	Termination without “Cause” or Resignation for “Good Reason”	Termination due to Death or Disability	Qualifying Retirement (1)	Termination in Connection with a Change in Control (2)

Michael B. Petras, Jr.	Cash Severance(3)	$2,000,000	—	—	$2,000,000

	COBRA continuation(4)	14,186	—	—	14,186

	Value of accelerated Options and RSUs(5)	3,379,186	$3,379,186	—	5,068,779

Scott J. Leffler	Cash Severance(3)	$675,000	—	—	$675,000

	COBRA continuation(4)	20,816	—	—	20,816

	Value of accelerated Options and RSUs(5)	—	$675,828	—	1,013,741

Michael P. Rutz	Cash Severance(3)	$430,000	—	—	$430,000

	COBRA continuation(4)	13,884	—	—	13,884

	Change in Control Bonus		—	—	1,500,000	(6)

	Value of accelerated Options and RSUs(5)	—	$337,908		506,862

Terrence G. Hammons, Jr.	Cash Severance(3)	$425,000	—	—	$425,000

	COBRA continuation	—	—	—	—

	Value of accelerated Options and RSUs(7)	—	$474,338	—	948,675

Matthew J. Klaben	Cash Severance(3)	$300,000	—	—	$300,000

	COBRA continuation	—	—	—	—

	Value of accelerated Options and RSUs(5)	—	$405,499	—	608,248

1.

No NEO was eligible for retirement on December 31, 2021. Qualifying retirement means, in the case of Mr. Petras, voluntary retirement following the date on which the sum of Mr. Petras’s attained age and years of service with the Company equals or exceeds sixty-five (65), and in the case of Messrs. Leffler, Rutz, Hammons, and Klaben, voluntary retirement at or older than age fifty-five (55) with ten (10) or more years of service to the Company.

2.

Assumes termination of employment results from involuntary termination without “cause,” or in the case of Messrs. Petras, Leffler, Rutz or Klaben, resignation for “good reason,” in each case within twelve (12) months following a Change in Control. With respect to each NEO’s equity awards, amounts reflect the value of the full vesting of unvested equity awards assumed or substituted by the acquirer upon a termination by the Company without “cause” or resignation by the executive with “good reason” within 12 months following a Change in Control.

3.

As further described above, cash severance is based on each executive’s annual base salary and the severance period specified in the executive’s employment agreement or offer letter and reflects the cash severance each NEO is entitled to upon a termination without “cause” or, in the case of Messrs. Petras, Leffler or Rutz, resignation for “good reason.” Amounts shown reflect the following percentage of each executive’s annual base salary: Mr. Petras, 200%; Mr. Leffler, 150%; Messrs. Rutz, Hammons and Klaben: 100%. Each NEO is entitled to cash severance upon a qualifying termination whether or not a Change in Control has occurred. Amounts in the table do not reflect accrued but unused vacation as the policy governing vacation for executive officers requires forfeiture of all accrued vacation for the current year not used by the end of the year, and each scenario assumes termination of employment on the last day of the year.

4.

Amounts reflect the Company’s portion of health and dental insurance premiums payable to each of Messrs. Petras, Leffler and Rutz in the event of a qualifying termination. In such case, executives are entitled to payment of an amount equal to the difference between the monthly COBRA premium over the monthly premium he would have paid for such coverage under the Company’s health plans for the following periods: Messrs. Petras and Rutz, 12 months; and Mr. Leffler, 18 months.

5.

The IPO Equity Awards were granted on November 20, 2020 and vest in four equal installments on each of the first four anniversaries of the date of grant. Amounts shown here reflect the value of the acceleration of the following portion of each executive’s outstanding unvested IPO Equity Awards as of December 31, 2021: (i) for Mr. Petras, two-thirds, in the event of termination without “cause” or resignation for “good reason”; (ii) for each executive, two-thirds, in the event of termination due to death or Disability; and, (iii) for each executive, all of the outstanding unvested IPO Equity Awards in the event of a termination by the Company without “cause” or resignation by the executive for “good reason” (in each case as set out in the applicable equity award grant notice) within twelve (12) months following a Change in Control. In each case, the value of accelerated options that vest is calculated as the number of shares underlying options that will vest on each qualifying termination multiplied by the difference between the strike price of outstanding options, which was $23 for the IPO Equity Awards, and the price of our stock on December 31, 2021, which was $23.55. The value of accelerated RSUs is calculated as the number of shares underlying RSUs that will vest on each qualifying termination multiplied by the

2022 Notice and Proxy Statement	52

Potential Termination Payments

Potential Post-Employment Payments Table

price of our stock on December 31, 2021, which was $23.55. In the event an acquirer does not assume or substitute the IPO Equity Awards upon a Change in Control, the awards will vest in full.

6.

Mr. Rutz is entitled to receive a one-time lump sum cash payment equal to $1,500,000, less applicable tax withholdings, upon a change in control, contingent upon his continued employment through the consummation of a change in control.

7.

Mr. Hammons’s equity awards were granted on November 11, 2021 and vest in four equal installments on each of the first four anniversaries of the date of grant. Amounts shown here reflect the value of the acceleration of the following portion of Mr. Hammons’s outstanding unvested equity award as of December 31, 2021: one-half in the event of termination due to death or Disability; and, (ii) all of his outstanding unvested awards in the event of a termination by the Company without “cause” (as defined in the 2020 Incentive Plan) within twelve (12) months following a Change in Control. The value of accelerated options is calculated as the number of shares underlying options that will vest on each qualifying termination multiplied by the difference between the strike price of outstanding options, which was $22.75 for the options granted to Mr. Hammons on November 11, 2021, and the price of our stock on December 31, 2021, which was $23.55. Value of accelerated RSUs is calculated as the number of shares underlying RSUs that will vest on each qualifying termination multiplied by the price of our stock on December 31, 2021, which was $23.55. In the event an acquirer does not assume or substitute Mr. Hammons’s awards upon a Change in Control, the awards will vest in full.

53

EQUITY COMPENSATION PLAN INFORMATION

2020 Omnibus Incentive Plan

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2021 with respect to the shares of our common stock that may be issued under our 2020 Incentive Plan.

Plan category	Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(c)

Equity compensation plans approved by security holders	3,060,506(1)	$23.02(2)	24,681,302(3)

Equity compensation plans not approved by security holders	—	—	—

Total	3,060,506	$23.02	24,681,302

1.

Includes (i) 637,250 shares of common stock issuable upon the vesting of RSUs awarded under our 2020 Incentive Plan; (ii) 2,423,256 shares of common stock issuable upon the exercise of outstanding options granted under our 2020 Incentive Plan.

2.	Excludes RSUs as they have no exercise price.

3.	Reflects shares available for future issuance under the 2020 Incentive Plan, excluding shares underlying outstanding awards.

2020 Omnibus Incentive Plan

Prior to our IPO, our Board adopted, and our sole stockholder approved, our 2020 Omnibus Incentive Plan. The maximum number of shares of our common stock that may be issued under our 2020 Incentive Plan is 27,900,000 shares.

Any employee, director or consultant of the Company is eligible to receive an award under the 2020 Incentive Plan, to the extent that a grant of such award is permitted by applicable law, stock market or exchange rules and regulations, or any accounting or tax rules and regulations. The 2020 Incentive Plan provides for the grant of stock options (including incentive stock options and nonqualified stock options), restricted stock awards, RSUs and other cash-based, equity-based or equity-related awards. Each award granted under the 2020 Incentive Plan will be set forth in a separate award agreement and will indicate the type and terms and conditions of the award.

As provided for under the 2020 Incentive Plan, the administrator of the 2020 Incentive Plan shall be either the Board or a committee appointed by the Board to administer the 2020 Incentive Plan. The Board has designated the LD&C Committee to administer the 2020 Incentive Plan and grant awards thereunder. Pursuant to the terms of the 2020 Incentive Plan, the administrator has the authority to authorize a subcommittee consisting of one or more members of the Board (including members who are employees of the Company) or employees of the Company to grant awards to persons who are not “executive officers” of the Company. The LD&C Committee has delegated to Mr. Petras, in his capacity as both a Board member and employee, the power to grant, without any further action required by the LD&C Committee, a predetermined number of equity awards to employees who are not executive officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timely grant of equity incentives to non-executive officer employees, within the limits approved by the LD&C Committee or the Board.

Corporate Reorganization & Distribution of Shares

Before our IPO, we were a wholly owned subsidiary of Topco Parent, a Delaware limited partnership. Pursuant to the terms of the corporate reorganization that we completed prior to our IPO, Topco Parent dissolved and in liquidation distributed shares of Sotera Health Company common stock to its limited partners in accordance with the limited partnership agreement of Topco Parent. Each holder of limited partnership interests in Topco Parent prior to our IPO, including Messrs. Petras, Leffler, Rutz and Klaben, Ms. Klee and the Sponsors, received an in-kind distribution of shares of our common stock (in certain circumstances subject to restrictions as described below) with respect to those interests as part of the corporate reorganization.

2022 Notice and Proxy Statement	54

Equity Compensation Plan Information

Corporate Reorganization & Distribution of Shares

In connection with such distribution, each individual holder of limited partnership interests in Topco Parent prior to the IPO, including our named executive officers and Ms. Klee, executed the Restricted Stock Agreement and Acknowledgment (the “RSA”) in the form filed as an exhibit to our registration statement. The RSA provides that any shares of our common stock distributed to an individual in respect of any partnership interests that were vested of the distribution were not subject to any vesting or forfeiture restrictions following the IPO. With respect to shares of common stock distributed in respect of any partnership interests that were unvested as of the distribution, the RSA generally provides that such shares shall be subject to the same vesting and forfeiture restrictions that applied to such unvested partnership interests prior to the distribution. Pursuant to the terms of our Stockholders’ Agreement, following the distribution, shares of our common stock held by members of our management team and certain members of our Board (including Mr. Petras) are subject to transfer restrictions unless such restrictions are otherwise waived by the LD&C Committee. See “Stockholders’ Agreement”.

55

Proposal 2: Advisory Vote on Say-on-pay Frequency

PROPOSAL 2: ADVISORY VOTE ON SAY-ON-PAY FREQUENCY

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to indicate their preference regarding how often we should provide our stockholders an opportunity to vote, on an advisory basis, on the compensation of our named executive officers (commonly known as a “say-on-pay” vote). Stockholders may specify whether they prefer such votes to occur every one (1) year, every two (2) years, or every three (3) years, or they may abstain from voting. The Board recommends that the Company hold a say-on-pay vote every one (1) year.

Because this is an advisory vote, the result is not binding on the Company or the Board. Nevertheless, the Board values the opinions of our stockholders and will give careful consideration to the voting results on this proposal when making future decisions regarding the frequency of say-on-pay votes. Notwithstanding the Board’s recommendation or the outcome of the stockholder vote, the Board may in the future decide to conduct say-on-pay votes on a more or less frequent basis and may vary its practice based on factors including discussions with stockholders or the adoption of material changes to compensation programs. Regardless of the frequency determined by the Board, it is expected that the first say-on-pay vote will be held at the 2023 Annual Meeting of Stockholders, in accordance with the transition rules for post-emerging growth companies.

The Board recommends a vote to hold say-on-pay votes every “ONE YEAR”

2022 Notice and Proxy Statement	56

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm Fees

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking stockholders to ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The Audit Committee and the Board believe that the retention of Ernst & Young to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders. Although ratification is not legally required, we are submitting the appointment of Ernst & Young to our shareholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified, the Audit Committee of the Board will reconsider the appointment. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its stockholders.

The Audit Committee is directly responsible for the appointment, compensation, retention, oversight, evaluation and, when appropriate, replacement of the independent registered public accounting firm that serves as the Company’s independent accountants. Ernst & Young has served as the Company’s independent registered public accounting firm since 2019. In selecting the independent auditor, the Audit Committee annually evaluates the qualifications, performance and independence of the independent auditor, including review of the lead audit partner and taking into account the opinions of management and the head (and any other senior personnel, as appropriate) of the internal audit function.

Representatives of Ernst & Young will be present at the Annual Meeting. They will be given an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table shows fees paid by Sotera Health for professional services rendered by Ernst & Young for 2021 and 2020. All of the fees shown in the table were approved by the Audit Committee in accordance with its pre-approval process.

Fee Category (In thousands)	2021	2020

Audit Fees	$2,788	$2,551

Audit-Related Fees	19	17

Tax Fees	307	738

All Other Fees	—	—

Total Fees	$3,114	$3,306

Audit Fees consisted of fees for (a) professional services rendered for the annual audit of Sotera Health’s consolidated financial statements, (b) the audit of Sotera Health’s internal control over financial reporting, (c) review of the interim consolidated financial statements included in quarterly reports and (d) services that are typically provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees included fees for assurance and related services that were reasonably related to the performance of the audit or review of Sotera Health’s consolidated financial statements and are not reported under “Audit Fees.” These services include due diligence services pertaining to potential business acquisitions/dispositions; financial audits of employee benefit plans; agreed-upon or expanded audit procedures required to comply with local market requirements; assistance with internal control documentation requirements; and annual subscriptions or licensing of online content, such as accounting, tax or regulatory reference tools.

Tax Fees consisted of fees for professional services for tax compliance and review, and tax planning and advice. These services include assistance regarding federal, state and international tax matters, including compliance, return preparation, tax audits, tax advisory and consulting services.

57

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm Fees

All Other Fees would include fees for permitted services other than those that meet the criteria above.

The Audit Committee has concluded that the provision of the non-audit services described above was compatible with maintaining the independence of Ernst & Young.

The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young as Sotera Health’s independent registered public accounting firm for fiscal 2022.

Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee reviews and pre-approves all audit and non-audit services provided to Sotera Health by the registered public accounting firm, as well as certain audit services provided to Sotera Health or its consolidated subsidiaries by any separate accounting firm on which, in the case of the consolidated subsidiaries, the registered public accounting firm expressly relies, to assure that any such services (together, the “covered services”) do not impair the independence of the registered public accounting firm. Covered services may include audit services, audit-related services and tax services, as well as specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm. The policy provides for the general pre-approval of predictable and recurring covered services and their related fee estimates or fee arrangements by the full Audit Committee on an annual basis. General pre-approval of any covered services shall be effective for the applicable fiscal year. The policy delegates to the chair of the Audit Committee the authority to pre-approve any individual covered services that are not the subject of general pre-approval and for which the aggregate estimated fees do not exceed $250,000. In considering whether to pre-approve such a service, the Chair shall consider the nature and scope of the proposed service in light of applicable law, as well as the principles and other guidance enunciated by the SEC and the Public Company Accounting Oversight Board (“PCAOB”) with respect to independence of the registered public accounting firm. The policy designates the CFO to monitor the performance of all services provided by the registered public accounting firm and to determine whether such services are in compliance with the policy. The CFO is required to report quarterly to the Audit Committee detailing the status of the covered services and fees previously approved by the Audit Committee (or the chair, as applicable) for the fiscal year, the amounts allocated and used for each such covered service, any additional covered services and fees request to be approved by the Audit Committee, any services that may require application of the de minimis exception for permissible non-audit services described in the policy and any other results of the CFO’s monitoring.

2022 Notice and Proxy Statement	58

Audit Committee Report

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Sotera Health specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Composition. The Audit Committee of the Board is composed of the directors named below. Each member of the Audit Committee meets the financial experience requirements under applicable SEC rules and Nasdaq listing standards. Vincent Petrella, Ann Klee and David Wheadon meet the independence requirements under applicable SEC rules and Nasdaq listing standards. In addition, the Board has determined that Mr. Petrella is an “audit committee financial expert” as defined by SEC rules. Stephanie Geveda was a member of the Audit Committee until November 1, 2021, when she resigned to ensure the Company’s ongoing compliance with applicable independence standards for Audit Committee membership. The Board had previously determined that Ms. Geveda did not satisfy the applicable independence standards for Audit Committee membership because of the equity ownership in our Company held by investment funds and entities affiliated with Warburg Pincus, of which Ms. Geveda is a managing director, but determined that Ms. Geveda was permitted to remain on the Audit Committee for a period of up to one year after the date of our IPO in accordance with the phase-in period under the Nasdaq rules.

Responsibilities. The Audit Committee operates under a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate. The Audit Committee is responsible for general oversight of Sotera Health’s accounting and financial reporting processes, Sotera Health’s relationship with its independent registered public accounting firm, Sotera Health’s compliance with legal and regulatory requirements and Sotera Health’s policies and procedures with respect to risk assessment and risk management. Sotera Health’s management is responsible for: (a) maintaining Sotera Health’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal control over financial reporting. The independent registered public accounting firm is responsible for auditing Sotera Health’s annual consolidated financial statements.

Review with Management and Independent Registered Public Accounting Firm. The Audit Committee hereby reports as follows:

1.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, Ernst & Young, together and separately, Sotera Health’s audited consolidated financial statements contained in Sotera Health’s Annual Report on Form 10-K for fiscal year 2021.

2.	The Audit Committee has discussed with Ernst & Young matters required to be discussed by applicable standards of the PCAOB.

3.

The Audit Committee has received from Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence.

Based on the review and discussions referred to in paragraphs 1-3 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2021 for filing with the SEC.

The Audit Committee appointed Ernst & Young as Sotera Health’s independent registered public accounting firm for fiscal year 2022 and recommends to shareholders that they ratify the appointment of Ernst & Young as Sotera Health’s independent registered public accounting firm for fiscal year 2022.

Respectfully submitted,

The Audit Committee

Vincent K. Petrella, Chair

Ann R. Klee

David E. Wheadon

59

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2022 by:

•	each person or group who is known by us to own beneficially more than 5% of our outstanding shares of common stock;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all of the executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. We have based the calculation of the percentage of beneficial ownership on 282,817,234 shares of common stock outstanding, as of April 1, 2022. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable within 60 days of April 1, 2022 are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for purposes of computing the percentage ownership of any person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Unless otherwise indicated, this table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.

Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Sotera Health, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned

5% Stockholders:

Investment funds and entities affiliated with Warburg Pincus(2)	105,417,315	37.27%

Investment funds and entities affiliated with GTCR(3)	70,278,209	24.85%

Named Executive Officers and Directors:

Michael B. Petras, Jr.(4)	6,694,388	2.37%

Scott J. Leffler(5)	717,977	*

Michael P. Rutz(6)	560,518	*

Matthew J. Klaben(7)	353,315	*

Terrence G. Hammons, Jr.	—	—%

Ruoxi Chen(8)	105,432,520	37.28%

Sean L. Cunningham(9)	70,293,414	24.85%

David A. Donnini(9)	70,293,414	24.85%

Stephanie M. Geveda(8)	105,432,520	37.28%

Ann R. Klee(10)	66,130	*

Constantine S. Mihas(9)	70,293,414	24.85%

James C. Neary(8)	105,432,520	37.28%

Vincent K. Petrella(11)	15,205	*

David E. Wheadon(12)	9,336	*

All Executive Officers and Directors as a group (14 Persons)	184,203,623	65.13%

*	Represents beneficial ownership of less than 1%

1.	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

2022 Notice and Proxy Statement	60

Security Ownership of Certain Beneficial Owners and Management

2.

Consists of (i) 84,363,406 shares held of record by Bull Holdco L.P., a Delaware limited partnership (“Bull Holdco”) and (ii) 21,053,909 shares held of record by Bull Co-Invest L.P., a Delaware limited partnership (“WP Bull”).

Effective August 5, 2021, the Warburg Pincus Sponsors (as defined below), other than WP Bull, distributed their shares of common stock (the “Contributed Shares”) to Bull Holdco, pursuant to the terms of a Contribution and Exchange Agreement among such persons and Bull Holdco. The Warburg Pincus Sponsors (as defined below and other than WP Bull) share limited partnership ownership in Bull Holdco on a pro rata basis in accordance with their respective numbers of Contributed Shares. WP Bull Holdco GP LLC, a Delaware limited liability company, is the general partner of Bull Holdco, and WP XI (as defined below) is the sole member of WP Bull Holdco GP LLC.

The Warburg Pincus Sponsors include Warburg Pincus Private Equity XI, L.P., a Delaware limited partnership (“WP XI”), Warburg Pincus Private Equity XI-B, L.P., a Delaware limited partnership (“WP XI-B”), Warburg Pincus Private Equity XI-C, L.P., a Cayman Islands exempted limited partnership (“WP XI-C”), WP XI Partners, L.P., a Delaware limited partnership (“WP XIP”), Warburg Pincus XI Partners, L.P., a Delaware limited partnership (“WP XI Partners”) and WP Bull.

Warburg Pincus XI, L.P., a Delaware limited partnership (“WP XI GP”), is the general partner of each of (i) WP XI, (ii) WP XI-B, (iii) WP XI Partners and (iv) WP XIP. WP Global LLC, a Delaware limited liability company (“WP Global”), is the general partner of WP XI GP. Warburg Pincus Partners II, L.P., a Delaware limited partnership (“WPP II”), is the managing member of WP Global. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WPP GP LLC”), is the general partner of WPP II. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP GP LLC.

Warburg Pincus (Cayman) XI, L.P., a Cayman Islands exempted limited partnership (“WP XI Cayman GP”), is the general partner of WP XI-C (WP XI-C and, together with WP XI, WP XI-B, WP XI Partners and WP XIP, the “WP XI Funds”). Warburg Pincus XI-C, LLC, a Delaware limited liability company (“WP XI-C LLC”), is the general partner of WP XI Cayman GP. Warburg Pincus Partners II (Cayman), L.P., a Cayman Islands exempted limited partnership (“WPP II Cayman”), is the managing member of WP XI-C LLC. Warburg Pincus (Bermuda) Private Equity GP Ltd., a Bermuda exempted company (“WP Bermuda GP”), is the general partner of WPP II Cayman. WP Bull Manager LLC, a Delaware limited Liability company (“WP Bull Manager”), is the general partner of WP Bull. WP is managing member of WP Bull Manager. Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of the WP XI Funds. The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017.

3.

Includes (i) 55,778,268 shares held of record by GTCR Fund XI/A LP, (ii) 14,052,901 shares held of record by GTCR Fund XI/C LP and (iii) 447,040 shares held of record by GTCR Co-Invest XI LP (collectively, the “GTCR Stockholders”). GTCR Partners XI/A&C LP is the general partner of each of GTCR Fund XI/A LP and GTCR Fund XI/C LP. GTCR Investment XI LLC is the general partner of each of GTCR Co-Invest XI LP and GTCR Partners XI/A&C LP. GTCR Investment XI LLC is managed by a board of managers (the “GTCR Board of Managers”) consisting of Mark M. Anderson, Craig A. Bondy, Aaron D. Cohen, Sean L. Cunningham, Benjamin J. Daverman, David A. Donnini, Constantine S. Mihas and Collin E. Roche, and no single person has voting or dispositive authority over the shares. Each of GTCR Partners XI/A&C LP, GTCR Investment XI LLC and the GTCR Board of Managers may be deemed to share beneficial ownership of the shares held of record by the GTCR Stockholders, and each of the individual members of the GTCR Board of Managers disclaims beneficial ownership of the shares held of record by the GTCR Stockholders except to the extent of his pecuniary interest therein. The address for each of the GTCR Stockholders, GTCR Partners XI/A&C LP and GTCR Investment XI LLC is 300 North LaSalle Street, Suite 5600, Chicago, Illinois, 60654.

4.

Mr. Petras is the grantor and trustee of an estate planning trust (the “Petras Trust”). As a result, Mr. Petras may have voting and investment control over, and may be deemed to be the beneficial owner of, an aggregate of 6,694,388 shares of common stock owned by the Petras Trust. Includes 279,503 shares underlying options that are currently exercisable or exercisable within 60 days of April 1, 2022.

5.

Consists of 492,752 shares of common stock and 169,324 shares that remain subject to vesting. Includes 55,901 shares underlying options that are currently exercisable or exercisable within 60 days of April 1, 2022.

6.

Consists of 171,677 shares of common stock and 360,891 shares that remain subject to vesting. Includes 27,950 shares underlying options that are currently exercisable or exercisable within 60 days of April 1, 2022.

7.

Consists of 226,015 shares of common stock and 93,760 shares that remain subject to vesting. Includes 33,540 shares underlying options that are currently exercisable or exercisable within 60 days of April 1, 2022.

8.

Includes 105,417,315 shares of common stock beneficially owned by Warburg Pincus Entities because of the affiliations of Mr. Chen, Ms. Geveda and Mr. Neary with the Warburg Pincus entities. Mr. Chen, Ms. Geveda and Mr. Neary each disclaim beneficial ownership of all shares of common stock owned by the Warburg Pincus entities except to the extent of any indirect pecuniary interests therein. Also includes (i) 5,869 shares of common stock and (ii) 9,336 shares of common stock issuable in connection with RSUs granted under our compensation policy for non-employee directors, which will vest within 60 days of April 1, 2022.

9.

Includes 70,278,209 shares of common stock beneficially owned by GTCR Entities because of the affiliations of Mr. Cunningham, Mr. Donnini and Mr. Mihas with the GTCR entities. Mr. Cunningham, Mr. Donnini and Mr. Mihas each disclaim beneficial ownership of all shares of common stock owned by the GTCR entities except to the extent of any indirect pecuniary interests therein. Also includes (i) 5,869 shares of common stock and (ii) 9,336 shares of common stock issuable in connection with RSUs granted under our compensation policy for non-employee directors, which will vest within 60 days of April 1, 2022.

10.

Consists of (i) 34,893 shares of common stock and 21,901 shares that remain subject to vesting, and (ii) 9,336 shares of common stock issuable in connection with RSUs granted under our compensation policy for non-employee directors, which will vest within 60 days of April 1, 2022.

11.

Consists of (i) 5,869 shares of common stock and (ii) 9,336 shares of common stock issuable in connection with RSUs granted under our compensation policy for non-employee directors, which will vest within 60 days of April 1, 2022.

12.	Consists of 9,336 shares of common stock issuable in connection with RSUs granted under our compensation policy for non-employee directors, which will vest within 60 days of April 1, 2022.

61

Certain Relationships and Related Party Transactions

Secondary Offering

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing.

Other than the transactions described below, and compensation agreements and other arrangements which are described in the sections “Compensation Discussion and Analysis” and “Employment Agreements” since January 1, 2021 there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described below were comparable to the terms we could have obtained in arms-length dealings with unrelated third parties.

From time to time, we do business with other companies affiliated with certain holders of our common stock. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis.

Secondary Offering

On March 22, 2021, we closed an underwritten secondary offering of our common stock, at a price to the public of $27.00 per share, in which all 25,000,000 shares were offered by selling stockholders, including Warburg Pincus and GTCR, as well as certain current and former members of our management. The Company did not offer any shares in the offering and did not receive any of the proceeds from the offering. In accordance with the Registration Rights Agreement, as described below, we paid certain offering expenses, exclusive of the underwriting discounts and commissions.

Registration Rights Agreement

We are a party to a second amended and restated registration rights agreement (the “Registration Rights Agreement”) with certain holders of our common stock. Pursuant to the Registration Rights Agreement, we have agreed to register under the Securities Act the sale of shares of our common stock under specified circumstances, including the 175,695,524 shares held by the Sponsors as of April 1, 2022. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act.

Notwithstanding any contractual restrictions on the sale of our shares, we may be required by investment funds and entities affiliated with either Warburg Pincus or GTCR to register all or part of their shares of common stock in accordance with the Securities Act and the Registration Rights Agreement. The net aggregate offering price of shares that investment funds and entities affiliated with either Warburg Pincus or GTCR propose to sell in any demand registration must be at least $50 million, or such holder must propose to sell all of such holder’s shares if the net aggregate offering price of such shares is less than $50 million. Each of Warburg Pincus and GTCR is entitled to request unlimited demand registrations, but in each case we are not obligated to effect more than three long-form registrations on Form S-1 or four marketed underwritten shelf take-downs each year at the request of Warburg Pincus or more than three long-form registrations on Form S-1 or four marketed underwritten shelf take-downs each year at the request of GTCR. We also are not obligated to effect more than one marketed underwritten offering in any consecutive 90-day period without the consent of investment funds and entities affiliated with either Warburg Pincus or GTCR. There is no limitation on the number of unmarketed underwritten offerings that we may be obligated to effect at the request of investment funds and entities affiliated with either Warburg Pincus or GTCR. We have specified rights to delay the filing or initial effectiveness of, or suspend the use of, any registration statement filed or to be filed in connection with an exercise of a holder’s demand registration rights.

In addition, if we propose to file a registration statement under the Securities Act with respect to specified offerings of shares of our common stock, we must allow holders of shares subject to registration rights to include their shares in that registration, subject to specified conditions and limitations.

2022 Notice and Proxy Statement	62

Certain Relationships and Related Party Transactions

Stockholders’ Agreement

These registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration in certain circumstances and our right to delay a registration statement under specified circumstances. Pursuant to the Registration Rights Agreement, we are required to pay all registration expenses and indemnify each participating holder with respect to each registration of registrable shares that is affected.

Stockholders’ Agreement

We and the Sponsors are party to a Stockholders’ Agreement. Our Stockholders’ Agreement provides that, for so long as the Stockholders’ Agreement is in effect, we and the Sponsors are required to take all actions reasonably necessary, subject to applicable regulatory and stock exchange listing requirements (including director independence requirements), to cause the membership of the Board and any committees of the Board to be consistent with the terms of the agreement. In accordance with the Stockholders’ Agreement, Warburg Pincus has designated Mr. Chen, Ms. Geveda and Mr. Neary as nominees to our Board and GTCR has designated Messrs. Cunningham, Donnini and Mihas as nominees to our Board.

Director Designees; Committee Membership

Under the terms of our Stockholders’ Agreement, for so long as each of our Sponsors, Warburg PIncus and GTCR, hold a certain percentage of the shares of common stock that they held immediately following our IPO, each of them is entitled to designate a certain number of directors for election to our Board. See “Corporate Governance — Structure and Role of the Board of Directors — Certain Sponsor Rights”.

Subject to any restrictions under applicable law or the Nasdaq rules, each of Warburg Pincus and GTCR is entitled to representation on each Board committee proportionate to the number of directors they are entitled to designate on our Board. In addition, Warburg Pincus is entitled to appoint the chairperson of our LD&C Committee for so long as Warburg Pincus has the right to designate at least one director for election to our Board.

Removal of Directors

For so long as investment funds and entities affiliated with either Warburg Pincus or GTCR, collectively, hold at least a majority of our outstanding capital stock, a director designated by investment funds and entities affiliated with either Warburg Pincus or GTCR, respectively, may be removed with or without cause by the affirmative vote of the holders of a majority of our outstanding capital stock and with the consent of Warburg Pincus or GTCR, respectively.

Quorum

For so long as investment funds and entities affiliated with Warburg Pincus have the right to designate at least one director for election to our Board and for so long as investment funds and entities affiliated with GTCR have the right to designate at least one director for election to our Board, in each case, a quorum of our Board will not exist without at least one director designee of each of Warburg Pincus and GTCR present at such meeting; provided that if a meeting of our Board fails to achieve a quorum due to the absence of a director designee of Warburg Pincus or GTCR, as applicable, the presence of at least one director designee of Warburg Pincus or GTCR, as applicable, will not be required in order for a quorum to exist at the next meeting of our Board.

Transfer Restrictions

Unless otherwise waived by the LD&C Committee and except for certain permitted transfers, management stockholders may transfer a number of vested shares of our common stock equal to the product of (i) the number of shares of our common stock then owned by such management stockholder multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock sold by the Sponsors in a public or private sale to a third party and the denominator of which is the total number of shares of our common stock held by the Sponsors immediately prior to such public or private sale. These transfer restrictions only apply to shares of common stock held by management stockholders at closing of the IPO (or securities issued in respect thereof) and remain in effect until the sixth anniversary of the completion of the IPO.

63

Certain Relationships and Related Party Transactions

Stockholders’ Agreement

Corporate Opportunities

To the fullest extent permitted by law, we have, on behalf of ourselves, our subsidiaries and our and their respective stockholders, renounced any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may be presented to Warburg Pincus, GTCR or any of their respective affiliates, partners, principals, directors, officers, members, managers, employees or other representatives, and no such person has any duty to communicate or offer such business opportunity to us or any of our subsidiaries or shall be liable to us or any of our subsidiaries or any of our or its stockholders for breach of any duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to us or our subsidiaries, unless, in the case of any such person who is a director or officer of ours, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of ours.

Indemnification

Under the Stockholders’ Agreement, we have agreed, subject to certain exceptions, to indemnify the Sponsors, and various affiliated persons and indirect equityholders of the Sponsors from certain losses arising out of any threatened or actual litigation by reason of the fact that the indemnified person is or was a holder of our common stock or of equity interests in Sotera Health Company. Public stockholders will not benefit from this indemnification provision. This indemnification is in addition to a similar indemnification provision under Topco Parent’s limited partnership agreement, which survived the termination of such agreement. Two of our subsidiaries and GTCR, LLC are currently co-defendants in tort lawsuits alleging personal injury and related claims resulting from purported emissions and releases of EO from a former Sterigenics facility in Willowbrook, Illinois. In satisfaction of our indemnity obligations, our legal counsel is jointly engaged to also represent GTCR, LLC in these proceedings and we are bearing the cost of this combined defense effort.

Limitation of Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. Our amended and restated certificate of incorporation eliminates the potential personal monetary liability of our directors to us or our stockholders for breaches of their duties as directors except as otherwise required under the DGCL. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and amended and restated bylaws against any and all expenses, judgments, fines and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated bylaws. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions included in our amended and restated certificate of incorporation and the indemnification agreements that we have entered into or will enter into with our directors and officers may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though any such action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

We maintain standard policies of insurance under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of a breach of duty or other wrongful acts as a director or officer, including claims relating to public securities matters.

2022 Notice and Proxy Statement	64

Certain Relationships and Related Party Transactions

Policies and Procedures for Related Party Transactions

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board. Although directors designated for election to our Board by investment funds and entities affiliated with either Warburg Pincus or GTCR may have certain rights to indemnification, advancement of expenses or insurance provided or obtained by investment funds and entities affiliated with either Warburg Pincus or GTCR, respectively, we have agreed in our Stockholders’ Agreement that we will be the indemnitor of first resort, will advance the full amount of expenses incurred by each such director and, to the extent that investment funds and entities affiliated with either Warburg Pincus or GTCR or their insurers make any payment to, or advance any expenses to, any such director, we will reimburse those investment funds and entities and their insurers for such amounts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Policies and Procedures for Related Party Transactions

Pursuant to our written related party transaction policy, the Audit Committee of the Board is responsible for evaluating each related party transaction and making a determination as to whether the transaction at issue is fair, reasonable and within our policy and whether it should be ratified and approved. The Audit Committee, in making its determination, considers various factors, including the benefit of the transaction to us, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, whether the transaction would impair the independence of an otherwise independent director, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Audit Committee reviews, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

65

Other Information

2023 Stockholder Proposals

OTHER INFORMATION

2023 Stockholder Proposals

Proposals by stockholders for inclusion in our proxy statement and form of proxy for the Annual Meeting to be held in 2023 pursuant to Rule 14a-8 of the Exchange Act should be addressed to the Corporate Secretary, Sotera Health Company, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147, and must be received at this address no later than December 15, 2022. Any such proposals must also otherwise comply with the requirements of the SEC relating to stockholder proposals. Upon receipt of a proposal, we will determine whether or not to include the proposal in the proxy statement and form of proxy in accordance with applicable law. It is suggested that proposals be forwarded by certified mail, return receipt requested.

Annual Meeting Advance Notice Requirements

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board, to be submitted to the stockholders for consideration at an annual meeting but without being including in the Company’s proxy statement.

To be considered timely under the Company’s amended and restated bylaws, notice of a nomination for election to the Board or notice of a proposal or other business submitted other than pursuant to Rule 14a-8 should be addressed to the Corporate Secretary, Sotera Health Company, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147, and must be received no earlier than the open of business on January 26, 2023 and no later than the close of business on February 25, 2023. In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.

2022 Notice and Proxy Statement	66

Sotera Health
SOTERA HEALTH COMPANY
9100 SOUTH HILLS BLVD, SUITE 300
BROADVIEW HEIGHTS, OH 44147
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/SHC2022
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D76542-P68172 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
SOTERA HEALTH COMPANY
The Board of Directors recommends you vote FOR the following:
1. Elect the following Class II nominees for director to hold office until the 2025 Annual Meeting of Stockholders and until their successors have been duly elected and qualified:
Nominees: For Against Abstain
1a. Ruoxi Chen ! ! !
1b. David A. Donnini ! ! !
1c. Ann R. Klee ! ! !
The Board of Directors recommends you vote ONE YEAR on the following proposal:
2. Approve, on an advisory basis, the frequency of future advisory votes to approve our named executive officers’ compensation.
The Board of Directors recommends you vote FOR the following proposal:
3. Ratification of the appointment of Ernst & Young LLP as our independent auditors for 2022.
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date
1 Year 2 Years 3 Years Abstain
For Against Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.
SOTERA HEALTH COMPANY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS
MAY 26, 2022
The stockholder(s) hereby appoint(s) Michael B. Petras, Jr. and Terrence G. Hammons, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Sotera Health Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 a.m., Eastern Time on May 26, 2022, at www.virtualshareholdermeeting.com/SHC2022, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES, “1 YEAR” FOR PROPOSAL 2, “FOR” PROPOSAL 3, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” ALL DIRECTOR NOMINEES, “1 YEAR” FOR PROPOSAL 2, AND “FOR” PROPOSAL 3.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE